As filed with the Securities and Exchange Commission on December ___, 1997
   --------------------------------------------------------------------------
                        SEC Registration No. 33-81280-LA
                        --------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                                    FORM SB-2
                                    ---------
                         (Post Effective Amendment No.1)
                         -------------------------------
                             REGISTRATION STATEMENT
                             ----------------------
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                               SUMMA METALS CORP.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)

    Nevada                         1041                        88-0315984
----------------------------   ----------------------       --------------------
(State or other Jurisdiction   Primary Standard             IRS Employer
 of incorporation)             Industrial Classification    I.D. No.

       28281 Crown Valley Parkway, Ste 225, Laguna Niguel, Ca, 92677-1461
                                 (714) 348-9749
   -------------------------------------------------------------------------
   (Address and Telephone Number of Registrant's Principal Executive Offices
                        and Principal Place Of Business)

                               Michael M. Chaffee
       28281 Crown Valley Parkway, Ste 225, Laguna Niguel, Ca, 92677-1461
                                 (714) 348-9749
       ------------------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Steven L. Siskind, Esq.
                           645 Fifth Avenue, Suite 403
                            New York, New York 10022
                                 (212) 750-2002
--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
Title of each | Amount of     | Proposed    | Proposed     | Aggregate    | Amount of
Class of      | Securities to | Maximum     | Maximum      | Underwriters | Registration
Securities to | be Registered | Offering    | Aggregate    | Commission   | Fee
be Registered |               | Price Per   | Offering     | (2)          |
              |               | Unit (1)    | Price (1)    |              |
==============|===============|=============|==============|==============|================
Common Stock  |               |             |              |              | $1,034.49
==============|===============|=============|==============|==============|================
Minimum       | 130,000       | $6.00       | $  780,000   | $ 78,000     |
==============|===============|=============|==============|==============|================
Maximum       | 510,000       | $6.00       | $3,060,000   | $306,000     |
===========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee Pursuant to Rule 457.

(2) The Company has entered into a "best efforts" Underwriting Agreement to sell the Units offered hereby and is, therefore, assuming net proceeds after a commission would be paid. (See "Underwriting.") This amount does not include a non-accountable expense allowance in an amount equal to 2% and Warrants equal to 10% of the public offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               SUMMA METALS CORP.
                               ------------------

Cross-Reference Sheet pursuant to Item 501(b) of Regulation S-K between Registration Statement (Form SB-2) and Form of Prospectus.

Item Number and Caption                     Caption in Prospectus
-----------------------                     ---------------------

1.  Front of Registration Statement Cover   Page-Inside Front
      and Outside Front Cover Page          Cover page-Back Cover
      of Prospectus

2.  Inside Front and Outside Back           Inside Front Cover Page
      Cover Pages of Prospectus             Back Cover page

2.  Summary Information and Risk            Summary of Prospectus
      Factors                               Risk Factors

4.  Use of Proceeds                         Use of Proceeds

5.  Determination of Offering Price         Cover Page; Description of Shares

6.  Dilution                                Dilution

7.  Selling Security Holders                Not Applicable

8.  Plan of Distribution                    Cover Page; Inside Cover Page;
                                            Offering

9.  Legal Proceedings                       Litigation

10. Directors, Executive Officers           Management
      Promoters and Control Persons

11. Security Ownership of Certain           Principal Shareholders
      Beneficial Owners and Management

12. Description of Securities               Offering; Description of Shares

13. Interest of Named Experts and           Legal Matters
      Counsel

14. Disclosure of Commission Position       Indemnification
      on Indemnification for Securities
      Act

15. Organization Within Last Five           Certain Transactions
      Years

16. Description of Business                 Business of the Company

17.  Management's Discussion and            Business of the Company
      Analysis of Plan of Operation

18. Description of Property                 Business of the Company

19. Certain Relationships and               Certain Transactions
      Related Transactions

20. Market for Common Equity and            Risk Factors
      Related Stockholder Matters

21. Executive Compensation                  Management-Remuneration

22. Financial Statements                    Financial Statements

23. Changes in and Disagreements            Not Applicable
      With Accountants on Accounting
      and Financial Disclosures

                               SUMMA METALS CORP.
                             (A Nevada Corporation)
                              Minimum 130,000 Units
                              Maximum 510,000 Units
                              ---------------------

                          Offering Price $6.00 Per Unit
                          -----------------------------

     Summa Metals Corp. (the "Company") hereby offers a minimum of 130,000 and a maximum of 510,000 Units ("Units") each Unit consisting of one share of the Company's common stock (the "Common Stock" or "Shares") and two redeemable common stock purchase warrants ("Warrants"), designated "A Warrants" and "B Warrants". Each of the A Warrants entitles the registered holder hereof to purchase one share of the Common Stock at a price of $8.00, subject to adjustment in certain circumstances at any time after the Warrants become separately tradeable, until 12 months from the date of this Prospectus. Each of the B Warrants entitles the registered holder therof to purchase one share of the Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after the exercise of the A Warrant related to the Units until 24 months from the date of this Prospectus. The Common Stock and the Warrants included in the Units will not be separately transferable until 90 days after the date of this Prospectus or such earlier date as the Company may determine. See "Description of Securities".

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION TO THE POTENTIAL INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS" AND "DILUTION.")

     PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE SHARES OF THE COMPANY, AND THERE CAN BE NO ASSURANCE THAT A PUBLIC MARKET WILL RESULT FOLLOWING THE SALE OF THE SHARES OFFERED HEREBY OR THAT THE SHARES CAN BE SOLD AT OR NEAR THE OFFERING PRICE, OR AT ALL. THE INITIAL PUBLIC OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY THE COMPANY BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES DIVISION OF ANY STATE, NOR HAS THE COMMISSION OR ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES AND WARRANTS ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

     OFFEREES AND SUBSCRIBERS ARE URGED TO READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY.
--------------------------------------------------------------------------------
                                      Underwriter     Proceeds to the
                   Price (1)          Commissions     Company (2)(3)
---------------------------------------------------------------------
Price Per Unit     $     6.00         $     .60       $     5.40
Aggregate
Subscription:
 (130,000 Units
 Minimum)          $  780,000         $  78,000       $  702,000
 (510,000 Units
 Maximum)          $3,060,000         $ 306,000       $2,754,000
---------------------------------------------------------------------

                 The date of this Prospectus is December , 1997.

     1. The offering price of $6.00 per Unit has been arbitrarily determined by the Company. The price per Unit was selected because the Company believes it can sell the Units at that price. The price has no relation to the value of the Company or its assets, or any other established criteria of value. The Units are offered for cash or check only and must be accompanied by a properly completed and executed subscription agreement. (See "OFFERING.")

     A minimum of 130,000 Units are being offered on a "best efforts, all-or-none" basis and an additional 380,000 Units are being offered on a "best-efforts" basis by the Company on the terms described herein under the caption "Offering". There is no assurance that any or all of the Units will be sold. The Offering will commence on the effective date of this Prospectus and continue for a period of 90 days, unless extended by the Company for an additional 90 days, or until completion of the Offering, whichever occurs sooner. All funds received in this Offering will be held in escrow by Steven L. Siskind, counsel for the Company at First National Bank of Long Island, 253 New York Avenue, Huntington, New York until a minimum of $780,000 has been received, at which time such sum will be paid to the Company. Thereafter, all funds received by the escrow agent will be immediately paid to the Company until a maximum of $3,060,000 has been received or the Offering period expires, whichever first occurs. If a minimum of $780,000 is not received by the expiration of the offering period, all funds will be returned to subscribers without interest or deduction. (See "OFFERING" and "UNDERWRITING.")

     2. The Company has engaged the services of Boe & Company, 3668 So. Jasper St., Aurora, CO 80013, an Underwriter who is a member of the National Association of Securities Dealers, Inc. (NASD) as its agent to sell the Shares to the public, and will agree to pay sales commissions equal to 10% of the gross sales price of the Shares to said broker-dealer for any Shares they may sell. No sales commissions will be paid unless a minimum of 130,000 Units have been subscribed and paid for. For purposes of estimating net proceeds, it is assumed the full 10% commission will be paid on all 510,000 Units.

     In addition, Messrs. Michael M. Chaffee, Raymond Baptista, and Eric Popkoff, the officers and directors of the Company, will also act as sales agents for the Company, but will receive no commission from their sale of any Shares offered hereby. Messrs. Chaffee, Baptista, and Popkoff, will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer:

     (a) None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     (b) None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     (c) None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

     (d) All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(I) or (a)(4)(iii).

     3. Before deduction for filing, printing and miscellaneous expenses relating to this Offering, estimated at $5,000.00; legal and accounting fees, estimated at $35,000.00; a possible nonaccountable expense allowance, payable to the Underwriter in an amount equal to 2% of the sales price per Unit, or an aggregate total of $61,200.00, to be paid by the Company out of the proceeds of this Offering.

     THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

     THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON.

     THE COMPANY HAS TAKEN NO STEPS TO CREATE AN AFTERMARKET FOR THE COMMON STOCK OFFERED HEREBY AND HAS MADE NO ARRANGEMENTS WITH BROKERS OR OTHERS TO TRADE OR MAKE A MARKET IN THE COMMON STOCK. AT SOME TIME IN THE FUTURE, THE COMPANY MAY ATTEMPT TO ARRANGE FOR INTERESTED BROKERS TO TRADE OR MAKE A MARKET IN THE COMMON STOCK AND TO QUOTE THE COMMON STOCK IN A PUBLISHED QUOTATION MEDIUM. HOWEVER, NO SUCH ARRANGEMENTS HAVE BEEN COMMENCED AND THERE IS NO ASSURANCE THAT ANY BROKERS WILL EVER HAVE SUCH AN INTEREST IN THE COMMON STOCK OR THAT THERE EVER WILL BE A MARKET THEREFOR.

     THE COMPANY WILL PROVIDE AUDITED FINANCIAL STATEMENTS TO ITS SHAREHOLDERS ON AN ANNUAL BASIS AND MAY, IN ITS DISCRETION, PROVIDE UNAUDITED FINANCIAL STATEMENTS ON A QUARTERLY BASIS.

     UNTIL_____________________, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     SUBSEQUENT TO THE COMPLETION OF THIS OFFERING, THE COMPANY WILL BECOME SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH, WILL BE REQUIRED TO FILE REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REPORTS AND INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. THE COMPANY INTENDS TO FURNISH ITS SHAREHOLDERS WITH ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS AND WITH ADDITIONAL INFORMATION CONCERNING THE BUSINESS AFFAIRS OF THE COMPANY WHEREVER DEEMED APPROPRIATE BY ITS BOARD OF DIRECTORS.

                                TABLE OF CONTENTS
                                -----------------
                                                                        PAGE NO.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        1
The Company                                                                  1
The Offering                                                                 1
RISK FACTORS                                                                 2
     Previous Unsuccessful Attempts by Management to
        Develop Mining Properties                                            2
     Start-up Company                                                        2
     No Known Ore Reserves and Uncertainty in Attaining Successful
        Exploration Results in the Company's Properties                      3
     Uncertainty in Attaining Environmental Permits                          3
     Speculative Nature of the Mineral Exploration Industry                  3
     High Risk                                                               4
     Reliance On Outside Financing                                           4
     Dependence on Additional Financing; Risk of Unavailability              4
     Reliance Upon Officers and Directors                                    4
     Dependence on Key Employees                                             4
     Conflicts of Interest                                                   5
     Certain Transactions                                                    5
     Control of the Company                                                  5
     Benefit to Present Shareholders                                         5
     Dilution; Excessive Burden of Risk                                      5
     Sale of Shares at Substantial Discount                                  6
     Possible Rule 144 Sales                                                 6
     Markets Uncertain                                                       6
     Industry Conditions                                                     7
     Sensitivity to Economic Conditions                                      7
     Competition                                                             7
     Supply Factors                                                          7
     Insurance; Indemnification                                              7
     No Cash Dividends Paid                                                  8
     Arbitrary Determination of Offering Price                               8
     No Present Market for Securities                                        8
     Compliance with "Penny Stock" Rules                                     8
     Issuance of Additional Shares                                           9
     No Commitments to Purchase Shares                                       9
     Government Regulations                                                  9

MANAGEMENT OVERVIEW                                                         10
USE OF PROCEEDS                                                             10
DILUTION                                                                    12
CAPITALIZATION                                                              15
SUMMARY FINANCIAL INFORMATION                                               15

OFFERING                                                                    15

     Engagement of the Services of an Underwriter:
        Shares to be Sold by Officers and Directors                         15
     Offering Period and Expiration Date                                    17
     Procedures for Subscribing                                             17
     Determination of Offering Price                                        17
     Escrow                                                                 17
     Right to Reject                                                        18

                          ----------------------------
                                                                        PAGE NO.
                                                                        --------

UNDERWRITING                                                                18
     Proposed Underwriting Agreement                                        18
     Proposed Underwriter Compensation                                      18

BUSINESS OF THE COMPANY                                                     19
     General                                                                19
     Environmental Regulations and Cyclical Metal Prices                    19
     The Exploration Stage                                                  21
     Description of Properties                                              21
     Government Regulations                                                 27
     Employees                                                              28
     Management's Discussion and Analysis of Financial
        Condition and Results of Operations                                 28
     Predecessor Company                                                    28

MANAGEMENT                                                                  29
     Officers and Directors                                                 29
     Background Information                                                 30
     Executive Compensation                                                 31
     Indemnification                                                        32
     Office Facilities                                                      32

PRINCIPAL SHAREHOLDERS                                                      32
     Future Sales by Present Shareholders                                   33

DESCRIPTION OF SECURITIES                                                   33
     Common Stock                                                           33
     Units                                                                  34
     Non-Cumulative Voting                                                  35
     Dividends                                                              35
     Reports to Shareholders                                                36
     Transfer Agent                                                         36

CERTAIN TRANSACTIONS                                                        36
CONFLICTS OF INTEREST                                                       37
LITIGATION                                                                  37
ADDITIONAL INFORMATION                                                      37
EXPERTS                                                                     38
LEGAL MATTERS                                                               38
FINANCIAL STATEMENTS                                                        38

SUMMARY OF PROSPECTUS
---------------------

     THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS, ALL OF WHICH SHOULD BE READ CAREFULLY AND THOROUGHLY.

The Company
-----------

     Summa Metals Corp., a Nevada corporation, (the "Company") was formed on March 8, 1994. The Company currently maintains its principal offices at 28281 Crown Valley Parkway, Ste. 225, Laguna Niguel, CA, 92677-1461, and its registered agent's office at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509. The Company is engaged in the business of mineral processing, exploration and mining. (See "BUSINESS OF THE COMPANY.")

     The Company, as a Nevada corporation, has a limited operating history, In 1991, the Company's present management acquired a controlling interest in Summa Metals Corp., a Colorado corporation (the "Predecessor Company"), and attempted to develop the same mining properties which are now properties of the Company. The Predecessor Company made no attempt whatsoever to raise money to develop the properties currently in possession of the Company and had no business activities or operations during the period the Company's officers and directors were involved with it. In 1994, controlling interest in the Predecessor Company was sold to an unrelated third party and, after due diligence and consideration of the properties, the new management of the Predecessor Company decided not to pursue exploration and development of the mining properties, or payment therefor, and ownership of the properties reverted back to Mr. Chaffee, an officer, director and principal shareholder of the Company and Dr. Ralph Pray, a former officer, director and principal shareholder of the Company. The Company then acquired the same mining properties that the Predecessor Company, under the management and control of Messrs, Chaffee and Pray had been unsuccessful in developing since 1991, due to a lack of funds, and is again attempting to raise capital for exploration and development of the properties. There is no assurance, however, that they will be successful in raising the capital or in developing the properties. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY").

     The proceeds from the sale of Shares offered hereby will enable the Company to continue its current drilling and exploration on the properties, assess and acquire new properties, and generally develop and expand its business. (See "BUSINESS OF THE COMPANY", "CERTAIN TRANSACTIONS", "RISK FACTORS" and "USE OF PROCEEDS.")

     Messrs. Chaffee, Baptista and Popkoff, the Company's current officers, directors and principal shareholders, may be deemed to be "parents" and "promoters" of the Company. (See "MANAGEMENT" and "PRINCIPAL SHAREHOLDERS.")

The Offering
------------

Securities Offered: A minimum of 130,000 and a maximum of 510,000 Units of Common Stock, par value $.001. (See "OFFERING.")

Offering Price per Unit:  $6.00 (See "OFFERING.")

Offering: The Shares are being offered for a period not to exceed 90 days. Such period may be extended by the Board of Directors for an additional 90 days. (See "OFFERING.")

Net Proceeds: Approximately $638,000 (Minimum) $2,622,000 (Maximum) (See "USE OF PROCEEDS.")

Use of Proceeds: To be used for offering expenses, exploration, drilling and working capital. (See "USE OF PROCEEDS.")

Number of Shares:  Outstanding
          Before the Offering: 4,555,000
          After the Offering:  4,685,000 (Minimum)
                               5,065,000 (Maximum)

(See "OFFERING" and "DESCRIPTION OF SHARES.")

                                  RISK FACTORS
                                  ------------

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING THE COMPANY CONTAINED IN THIS PROSPECTUS, INVESTORS SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SECURITIES OFFERED HEREBY. THE FOLLOWING RISK FACTORS ARE NOT EXHAUSTIVE, BUT ARE MERELY ILLUSTRATIVE, OF THE SUBSTANTIAL RISKS INVOLVED IN AN INVESTMENT OF THIS NATURE.

1.  Previous Unsuccessful Attempts By Management to Develop Mining Properties.
    --------------------------------------------------------------------------

     Although the Company is a start-up company and has a limited operating history, Mr. Chaffee, an officer, director and principal shareholder of the Company, and Dr. Pray, a former officer, director and principal shareholder of the Company were unsuccessful in previous attempts to explore and develop the mining properties acquired by the Company under a former corporation, Summa Metals Corp., a Colorado corporation, which is a predecessor of the Company and of which Messrs. Chaffee and Pray were officers, directors and principals shareholders. The Predecessor Company made no attempts whatsoever to raise any funds to develop the properties and had no business activities or operations during the period the Company's officers and directors were involved with it. While the Company believes it will be able to acquire the funds necessary to develop the properties through this Offering, there is no assurance that it will be successful in raising the funds or, if raised, that the properties will be developed and/or profitable if and when developed. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY.")

2.  Start-up Company.
    -----------------

     The Company has only been in business for a short period of time and has engaged in limited business since its inception. The Company anticipates being able to sustain operations for a period of at least twelve months after receipt of the minimum proceeds ( and twenty-four months after receipt of the maximum proceeds) of this Offering, without being forced to seek additional funds for exploration and development of its current properties. (See "MANAGEMENT", "CERTAIN TRANSACTIONS" and "BUSINESS OF THE COMPANY").

3.  No Known Ore Reserves and Uncertainty in Attaining Successful Exploration
    -------------------------------------------------------------------------
    Results in the Company's Properties.
    ------------------------------------

     A portion of the proceeds of this Offering will be used to explore the properties held by the Company. Although Management believes there is a sufficient basis to engage in exploration, there is absolutely no assurance that such exploration will result in the discovery of known ore reserves. The Company does not claim that known ore reserves exist on any of its properties. Further, there can be no assurance that, in the event the Company is able to prove such reserves in the future, it will have the financial resources to extract, concentrate, or deliver for sale, any significant amounts of gold, silver, copper, or any other commercially viable resource. The shares offered herein have a real value only in the event significant bodies of commercial ore are proven. (See "BUSINESS OF THE COMPANY".)

4.  Uncertainty in Obtaining Environmental Permits.
    -----------------------------------------------

     The Company does not currently have any permits that may be required by the various federal, state and local mining and environmental agencies to begin work on any of its properties. While the Company has had preliminary conversations with certain controlling agencies, and has been given general support for its concepts in developing the properties, there can be no assurance that the Company will be successful in obtaining such permits. (See "BUSINESS OF THE COMPANY".)

5.  Speculative Nature of the Mineral Exploration Industry.
    -------------------------------------------------------

     Gold, silver and strategic metals exploration is highly speculative in nature, involving many risks which even a combination of scientific knowledge and experience frequently cannot overcome, often resulting in unproductive efforts. Further, the market price of gold, silver and strategic metals is quite volatile and beyond the control of the Company. If the price of any of these precious metals drops dramatically, the Company's exploration efforts, which have been limited and have not, to date, been profitable, could be further reduced or continue to be rendered uneconomical. The degree of speculation is further magnified when a company is in the exploration stages and is operating at a loss, as has been the case with the Company. While Management believes the funds from this Offering will be sufficient to reach its exploration and development objectives, there can be no assurance that it will be successful, that any production will be obtained, or that production, if obtained, will be profitable. In any such event, any investment in the Shares of this Offering would be extremely risky and, where, as here, the mining exploration is poorly financed, the risks become even higher and the most common result would be a loss of the shareholder's entire investment. (See "BUSINESS OF THE COMPANY", "MANAGEMENT" and "FINANCIAL STATEMENTS".)

6.  High Risk.
    ----------

     An investment in the shares offered hereunder involves an extremely high degree of risk. A prospective investor should, therefore, be aware that in the event the Company's exploration and development program is not successful, any investment in the Company's Common Stock may be entirely lost and the Company may be faced with the possibility of liquidation. In the event of liquidation, the existing shareholders would, to the extent that assets would be available for distribution, receive a disproportionately greater share of the assets in relation to their cash investment in the Company than would the public shareholders, in that holders of Common Stock are entitled to share on a pro rata basis in the assets, if any, of the Company that would be available for distribution. (See "BUSINESS OF THE COMPANY", "DILUTION" and "PRINCIPAL SHAREHOLDERS".)

7.  Reliance on Outside Financing.
    ------------------------------

     The Company believes that the minimum proceeds of this Offering will provide sufficient cash to fund its operations and current obligations for the next twelve months. Should the Company expand its operations and/or make acquisitions that would require funds in addition to the funds received in this Offering, it may have to seek additional debt or equity financing. There can be no assurance that such financing would be available on terms acceptable to the Company, as and when needed. Since its inception, the Company's operations have been financed, in part, through private sales of the Company's securities, and the balance of financing was obtained through a loan. (See "CERTAIN TRANSACTIONS".)

8.  Dependence On Additional Financing/Risk of Unavailability.
    ----------------------------------------------------------

     The continued operation of the Company will be dependent upon its ability to generate revenues from its current operations/properties and/or obtain further financing, if and when needed, through borrowing from banks or other lenders or equity funding. There is no assurance that sufficient revenues can be generated or that additional financing will be available, if and when required, or on terms favorable to the Company.
(See "USE OF PROCEEDS.")

9.  Reliance Upon Officers and Directors.
    -------------------------------------

     The Company is wholly dependent, at present, upon the personal efforts and abilities of its officers and directors. While the Company will solicit business through its officers and directors, there can be no assurance as to the volume of business, if any, which the Company may obtain, or that its operations will prove to be profitable. Of the three officers and directors of the Company, Mr. Chaffee and Mr. Baptista will devote full time to the Company's business. (See "MANAGEMENT" and "CERTAIN TRANSACTIONS.")

10. Dependence on Key employees.
    ----------------------------

     The success of the Company is dependent, in large part, on the active participation of Messrs. Chaffee and Baptista, its officers and directors, who are also its key employees. The loss of their services would materially adversely affect the Company's business and future success. The Company does not have any employment agreements with the officers or any key-man life insurance in effect at the present time; however, it is seeking information and quotations regarding the same and may obtain such coverage, if the cost thereof is reasonable. (See "MANAGEMENT.")

11. Conflicts of Interest.
    ----------------------

     The Company anticipates obtaining certain of its products and services from companies of which a former officer, director and principal shareholder is an officer, director and/or principal shareholder. All such products and services will be obtained by the Company at rates and on conditions competitive in the marketplace and favorable to the Company. (See "CERTAIN TRANSACTIONS.")

12. Certain Transactions.
    ---------------------

     The Company has previously engaged, and will continue to engage in certain transactions with a former officer, director and principal shareholder, and will endeavor to insure that such transactions will be as favorable to the Company as comparable arm's-length transactions would be. (See PRINCIPAL SHAREHOLDERS", "CERTAIN TRANSACTIONS" and "FINANCIAL STATEMENTS.")

13. Control of the Company.
    -----------------------

     Upon the sale of all the Shares offered hereby, the present shareholders of the Company will continue to control the Company and will be able to elect a majority of the Board of Directors and, thereby, control the business operations and policies of the Company. (See "PRINCIPAL SHAREHOLDERS" and "DILUTION.")

14. Benefit to Present Shareholders.
    --------------------------------

     Following the successful completion of this Offering, the present shareholders of the Company will own approximately 97% (minimum) or 90% (maximum) of the outstanding Common Stock. The majority of the present shareholders purchased their shares at prices substantially below the price at which Shares are offered hereunder. Therefore, the present shareholders will experience an immediate increase in the net tangible book value of their securities, while the purchasers of Shares in this Offering will experience an immediate dilution in the value of their securities. (See "PRINCIPAL SHAREHOLDERS" and "DILUTION.")

15. Dilution: Excessive Burden of Risk.
    -----------------------------------

     The present shareholders of the Company acquired their shares at a cost less than that which the purchasers hereunder will pay for their Shares. Accordingly, an investment in the Common Stock of the Company by the Subscribers will result in the immediate dilution of the net tangible book value of their Shares. Subscribers purchasing Shares hereunder will bear a risk of loss, while control of the Company will effectively remain in the hands of the present shareholders. (See "DILUTION" and "PRINCIPAL SHAREHOLDERS.")

16. Sale of Shares at Substantial Discount.
    ---------------------------------------

     Based on the desperate financial straits of the Company and its dire need to raise money to continue its business operations and remain viable until approval of this Registration Statement and sale of the Units being sold herein, the Company was compelled to sell a large number of its shares of restricted Common Stock for a small amount of money in order to continue its existence. (See "PRINCIPAL SHAREHOLDERS", "DILUTION" and "CERTAIN TRANSACTIONS.")

17. Possible Rule 144 Sales.
    ------------------------

     A total of 4,555,000 shares of the Company's Common Stock have been issued by the Company prior to this Offering and 1,260,000 of those shares are held by persons who are, or were, officers, directors and control persons, who hold such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). These securities may only be sold in compliance with Rule 144, which provides, in essence, that a person (or persons whose shares are aggregated) beneficially owning restricted securities for a period of one year may sell, every three months, in brokerage transactions, a number of shares equal to the greater of one percent of the total number of the Company's then outstanding shares of Common Stock or the average weekly trading volume in the Company's Common Stock during the preceding four calendar weeks. 2,275,000 of the shares presently outstanding were issued between March and June, 1994; 2,280,000 of the shares presently outstanding were issued in March, 1995. The possible sale of these restricted shares under Rule 144, may, in the future, have a depressive effect on the price of the Company's Common Stock in the over-the-counter market, assuming there is such a market, of which there can be no assurance. Furthermore, persons holding restricted securities for two years who are not "affiliates" of the Company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any limitations on the number of shares sold. (See "PRINCIPAL SHAREHOLDERS -FUTURE SALES BY PRESENT SHAREHOLDERS" and "DILUTION - RESTRICTED SHARES ELIGIBLE FOR FUTURE SALE.")

18. Markets Uncertain.
    ------------------

     Despite the business experience of the officers, directors and principal shareholders of the Company, there can be no assurance that the mining properties acquired by the Company will be productive and/or profitable, or that such production and/or profitability will be sufficient to permit the Company to be successful in the future or to expand or continue to operate. The mineral exploration and development business is directly linked to the price of and market for precious metals and, if there were a drastic reduction in such prices and/or market, the Company's business could be significantly impacted. (See "MANAGEMENT" and " BUSINESS OF THE COMPANY.")

19. Industry Conditions.
    --------------------

     The mineral exploration, processing and mining industry is directly linked to the price and sale of precious metals and is, therefore, highly subject to change. Assuming there were a drastic reduction or increase in the price and or sale of precious metals, the Company's business could be significantly impacted. There can be no assurance that the volume of production and/or sales that the Company projects will be established, continue or grow in the future. The Company's limited operating history and limited financial resources could result in its being unable to respond quickly to market changes which may have an adverse effect on the Company's revenues and earnings. (See "BUSINESS OF THE COMPANY.")

20. Sensitivity to Economic Conditions.
    -----------------------------------

     The continued existence of the Company is highly dependent upon the condition of the mineral exploration and development industry. The economic viability of that market, in turn, is highly dependent on, among many other factors, including political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on the Company's operations. (See "BUSINESS OF THE COMPANY.")

21. Competition.
    ------------

     There is intense competition in the mineral exploration and development industry in which the Company operates. Many of the Company's competitors have greater financial and other resources, better distribution networks or greater name recognition than the Company. There can be no assurance that the Company will be able to successfully compete in this industry. (See "BUSINESS OF THE COMPANY.")

22. Supply Factors.
    ---------------

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies of certain products which the Company may use in its operations. There can be no assurance the Company will be able to obtain certain products and materials which it requires, without interruption, or on terms favorable to the Company. (See "BUSINESS OF THE COMPANY.")

23. Insurance; Indemnification.
    ---------------------------

     The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming it obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products. Any such liability which might arise could be substantial and may exceed the assets of the Company. However, the Articles of Incorporation and By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable. (See "FINANCIAL STATEMENTS" and "BUSINESS OF THE COMPANY.")

24. No Cash Dividends Paid.
    -----------------------

     No cash dividends have been paid on the shares of the Company to date, nor is it anticipated that any such dividends will be paid to shareholders in the foreseeable future. Any income received from operations will be reinvested and devoted to the Company's future operations and/or to expansion. (See "DESCRIPTION OF SECURITIES.")

25. Arbitrary Determination of Offering Price.
    ------------------------------------------

     The offering price of the Shares being offered hereunder was determined arbitrarily by the Company. Such offering price should not be considered an indication of, nor was it based upon, the actual value of the Company and the offering price may bear no direct relationship to the book value, assets or earnings of the Company, or any other recognized criteria of value. (See "OFFERING.")

26. No Present Market for Securities.
    ---------------------------------

     There is presently no market for the Company's securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in the Company's Common Stock may be highly liquid and without a market value. (See "OFFERING.")

27. Compliance with "Penny Stock" Rules.
    ------------------------------------

     Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a) a reported security (i.e., listed on certain national securities exchanges); b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; c) a security listed on NASDAQ; d) a security of an issuer that meets certain minimum financial requirements, i.e., "net tangible assets" in excess of $2,000,000 (if the issuer has been continuously operating for less than three years) or $5,000,000 (if the issuer has been continuously operating for more than three years), or "average revenue" of at least $6,000,000 for the last three years); or e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1, if the Company's Common Stock sells below $5.00 per share, the Company's Common Stock will fall within the definition of "penny stock."

     If the Company's Common Stock is deemed to be a penny stock, trading therein will be subject to the requirements of Rule 15g-9 and Section 15(g) under the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell non-exempt securities to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Pursuant to Section 15(g) and related Rules, brokers and/or dealers, prior to effecting a transaction in penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock, e.g., price quotes and broker-dealer and associated person compensation. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. The foregoing requirements will most likely negatively affect the ability of purchasers herein to sell their shares in the secondary market.

28. Issuance of Additional Shares.
    ------------------------------

     Assuming sale of all Shares offered hereby, there will still be 19,945,000 shares (assuming a minimum subscription) or 19,445,000 shares (assuming a maximum subscription) of Common Stock which the Board of Directors will have authority to issue. The issuance of any such shares to persons other than the public investors herein will reduce the amount of control held by the public investors following this Offering and may result in a dilution of the book value per share. There are presently no commitments, contracts or intentions to issue any additional shares to any persons other than as set forth herein.
(See "DILUTION.")

29. No Commitments to Purchase Shares.
    ----------------------------------

     There is no commitment of any kind on the part of anyone to purchase all or any part of the 510,000 Units being offered hereby; consequently, the Company can give no assurance that all or any part of the Units will be sold. However, the escrow arrangements provide that unless 130,000 Units are sold and $780,000 is raised within 90 days from the date of this Prospectus, unless extended at the discretion of the Company for an additional 90 days, the proceeds will be returned in full to the subscribers, without any interest thereon or deductions therefrom. Thus, an investor could invest money in the Company for as long as 180 days, through the subscription for Shares hereunder, and have the money returned without interest.

30. Government Regulations.
    -----------------------

     The Company will be subject to all governmental rules, laws and regulations relating to the mining industry, both in the U.S. and Mexico, where its current properties are located, and fully intends to comply therewith. However, there is no assurance the governmental agencies having jurisdiction over the Company, its operations and properties, may enact laws, rules and/or regulations in the future which may have an adverse impact on the Company. (See "BUSINESS OF THE COMPANY.")

                               MANAGEMENT OVERVIEW
                               -------------------

     All of the Company's properties are currently in the exploration stage and, therefore, the Company has yet to determine the presence of any economically viable resources.

     The first business operations of the Company will consist of performing a preliminary evaluation on each property to provide the Company with sufficient information to determine the merits, if any, of each property. This first phase of evaluation will consist of gathering information relative to the perceived economic value of each property, the anticipated costs to develop the property (including permitting and environmental costs), and the estimated amount of time which will be needed to reach a positive cash flow status for each property. In the event any of the properties appear to warrant further consideration, the Company must then prioritize each proposed site development plan (Plan of Operations) and allocate the funds necessary to execute the same, including a substantial contingency reserve. The Company must then submit the Plan of Operations to the appropriate environmental agencies for approval, of which there can be no assurance ( See "RISK FACTORS-Uncertainty in Attaining Environmental Permits", "RISK FACTORS-Government Regulations" and "BUSINESS OF THE COMPANY".)

     The first project the Company intends to develop will be the Deep Gold Mine assuming, of course, that viable resources are identified during the exploration process on the property and that the Company is able to meet federal, state and local mining and environmental requirements for the property, of which there can be no assurance. (See "RISK FACTORS-Uncertainty in Attaining Environmental Permits", "RISK FACTORS-Government Regulations" and "BUSINESS OF THE COMPANY".) The Company has determined that, if a viable resource is identified at the Deep Gold Mine, and assuming favorable regulatory reviews, the materials would be easy to access and process using existing technology and equipment. Depending on the results of the exploration process at the Deep Gold Mine, the Company may, at that time, postpone the exploration and development of its other properties to insure sufficient financial resources are available to complete development of the Deep Gold Mine.

                                 USE OF PROCEEDS
                                 ---------------

     As set forth below, the Company estimates the net proceeds from this Offering will be approximately $638,600, assuming a minimum subscription, or $2,622,000, assuming a maximum subscription, after deducting $78,000, assuming a minimum subscription, or $306,000, assuming a maximum subscription, for sales commissions and $40,000 for estimated offering expenses, including legal and accounting fees. The proceeds from this Offering are expected to be disbursed, in the priority set forth below, during the first 12 months after successful completion of this Offering; however, not having completed the Phase I property evaluations on any of its properties, the Company reserves the right to amend, in its discretion, the proposed Use of Proceeds pending the results of such evaluations.

     The following projections assume that a viable resource will be located on each property, that it will be economically feasible to process the materials, and that the mineralization is of the type that will lend itself to the Company's proposed extraction techniques. None of these assumptions have been proven, however, and there can be no assurance that they will be proven on each property until the Phase I property evaluations have been completed.

                                Minimum                 Maximum
Description                     Subscription            Subscription
-----------                     ------------            ------------

Total Proceeds                  $ 780,000               $ 3,060,000
Offering Expenses:
Sales Commissions (1)              78,000                   306,000
Non-Accountable Expense
  Allowance (2)                    23,400                    91,800
Legal and Accounting Fees
  and Offering Expenses (3)        40,000                    40,000
                                ---------               -----------
Net Proceeds                    $ 638,600               $ 2,622,200

Exploration and Development     $  50,000               $   360,000
Administrative and Salaries       120,000                   193,000
Subcontractors:
  Deep Gold                        10,000                    15,000
  Gold Spur                        10,000                    50,000
  Promontorio                                                35,000
Equipment (4):
 Deep Gold                        120,000                   120,000
 Gold Spur                                                  430,000
 Promontorio                                                250,000

Indirect Expenses:
  Insurance                        14,000                    28,000
  Bonding                          10,000                    20,000
Repay Loans (5)                    90,000                    90,000
Working Capital                   214,600                 1,031,200
---------------                 ---------               -----------
Total Net Proceeds              $ 638,600               $ 2,622,200

(1)  Assumes  that,  if  the  services  of  an  underwriter   are  engaged,   an
underwriters' commission of 10% will be paid on all Shares sold. No underwriters' commissions will be paid for Shares sold by management of the Company (See "UNDERWRITING" and "OFFERING.")

(2) Assumes that a non-accountable expense allowance may be paid to the underwriter equal to $5000.00

(3) The organizational and offering expenses, including accounting, legal, printing, clerical and other expenses, and registration and filing fees, are estimated to total $40,000.

(4) Similar equipment will be required to expand the exploratory stages of the Deep Gold, Promontorio and the Gold Spur. This equipment will consist mainly of material handling and crushing machines, pumps, tanks and piping for use in a leach process, portable power generators, and material separation devices. It is the intent of the Company to use second-hand equipment for the largest segment of the work, however, because of the exploratory nature of each of the projects, the exact equipment specifications have not yet been determined. Management has been able to generally identify the size, type and cost of the equipment which will be needed and is confident that standard equipment currently available in the Western U.S. will adequately meet the needs of the individual project requirements. There can be no absolute assurance that this will be the case and, in the event said equipment is not easily located, it could have a negative impact on both the Company's ability to begin materials processing and the use of the proceeds of this Offering. (See "MANAGEMENT OVERVIEW" and "BUSINESS OF THE COMPANY-The Exploration Stage".)

(5) On March 7, 1995, the Company entered into a Loan Agreement with C.W. and Neva B. Lewis, unrelated third parties, wherein the Lewis' advanced $20,000 in cash to the Company. In consideration for the loan, the Company agreed to pay the Lewis' $50,000 from the proceeds of this Offering and issue them 30,000 shares of restricted Common Stock of the Company. The $20,000 loan was used as partial payment for acquisition of the Big Mike property. (See "CERTAIN TRANSACTIONS.")

     On April 8, 1994, the Company entered into a promissory note in the amount $100,000 with Amyn Dahya, an officer, director and principal shareholder of Casmyn Corp. The Note was due and payable on March 29, 1995, but was extended by the parties to October 31, 1998. It was also agreed between the parties that no portion of the Note would be repaid from the proceeds of this Offering, but rather, the Note will be repaid from revenues generated by the Company from its mining operations. The $100,000 loan was used for operating expenses and salaries. (See "CERTAIN TRANSACTIONS", "BUSINESS OF THE COMPANY" and "MANAGEMENT".)

     While the Company currently intends to utilize the proceeds of this Offering substantially in the manner set forth above, the Company reserves the right to reassess and reassign such use if, in the judgement of the Board of Directors, such changes are necessary or advisable in the circumstances. At present, no material changes are contemplated, however, working capital could be used to acquire other mining properties or interests therein. The Company does not know of any such properties nor is there any assurance that any such properties could be acquired with the limited funds in working capital it will have available. Should there be any material changes in the Company's use of proceeds in connection with this Offering, it will issue an amended Prospectus reflecting such change.

     Until used, the working capital proceeds will be invested in certificates of deposit or U.S. Treasury Notes.

                                    DILUTION
                                    --------

     "Dilution" represents the difference between the offering price and the net tangible book value per share immediately after the completion of this Offering.

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the Company's total assets. Dilution arises mainly from the arbitrary decision by the Company to establish the offering price of the Shares offered hereunder based on market factors rather than book value considerations

     In addition, it is important to note that the present shareholders of the Company's Common Stock acquired their shares at a price substantially lower than the Offering price due to the Company's need to acquire working capital during the past two years. The present shareholders, therefore, will incur an immediate substantial increase in the price which they paid for their shares and the purchasers of shares in the Offering will incur an immediate substantial dilution in the price which they pay for their shares.

     As of October 31, 1997, the net tangible book value of the shares of the Company (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was ($180,642) or ($.04) per share based upon 4,555,000 shares outstanding at that time.

     Upon completion of this Offering, but without taking into account any change in such net tangible book value after completion of this Offering, other than that resulting from the sale of the Shares offered hereby, the net tangible book value of the 4,685,000 shares, based upon a minimum subscription (or 5,065,000 shares, based upon a maximum subscription) to be outstanding will be approximately $599,358, based upon a minimum subscription (or $2,879,358, based upon a maximum subscription), or approximately $.13 per Share, based upon a minimum subscription (or $.57 per Share, based upon a maximum subscription). Accordingly, the net tangible book value of the Shares held by the present shareholders of the Company (i.e., 4,555,000 Shares) will be increased by $.17 per Share, based upon a minimum subscription (or increased by $.61 per Share, based upon a maximum subscription), without any additional investment on their part and the purchasers of the Shares offered hereby will incur immediate dilution (a reduction in net tangible book value per Share from the offering price of $6.00 per Unit) of approximately $5.83 per Share, based upon a minimum subscription (or $5.43 per Share, based upon a maximum subscription).

     After completion of this Offering, the purchasers of the Shares offered hereby will own approximately 3% (10%) of the total number of shares then outstanding, for which they will have made a cash investment of $780,000, based upon a minimum subscription (or $3,060,000, based upon a maximum subscription), or $6.00 per share. The current shareholders of the Company will own approximately 97% (90%) of the total number of shares then outstanding, for which they have made actual cash contributions of $4,555, or $.001 per share.

     The following table sets forth a comparison of the respective investments of the current shareholders and the public investors, assuming both a minimum and maximum subscription.

                              PRESENT SHAREHOLDERS
                              --------------------

                            Minimum Subscription       Maximum Subscription
                            --------------------       --------------------

Price Per Share                $     .001                 $     .001

Net Tangible Book
Value per Share                $    (.04)                 $    (.04)
before Offering

Net Tangible Book
value per Share                $     .13                  $     .57
after Offering

Increase to present
Shareholders in
net tangible book
value per share due
to Offering                    $     .17                  $     .61

Capital
 contributions                 $   4,555                  $   4,555

Number of Shares
outstanding
before Offering                4,555,000                  4,555,000

Number of Shares
 outstanding
After Offering                 4,555,000                  4,555,000

Percentage of ownership
after the Offering                   97%                        10%


                                PUBLIC INVESTORS
                                ----------------

                            Minimum Subscription       Maximum Subscription
                            --------------------       --------------------

Price per Share                 $    6.00                  $      6.00

Dilution per Share              $    5.87                  $      5.43

Capital contributions           $ 780,000                  $ 3,060,000

Number  of  Shares  after  the    130,000                      510,000
Offering  held  by the  Public
Investors

Percentage of ownership  after         3%                          10%
the Offering

     All 4,555,000 of the Company's currently outstanding shares of Common Stock are "restricted securities" which, in the future, may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, if available. Rule 144 currently provides, in essence, that persons holding restricted securities for a period of one year may each sell, every three months, in brokerage transactions, a number of shares equal to one percent of the aggregate number of the Company's outstanding shares, and after two years, persons other than "affiliates" of the Company, may sell shares without any volume restrictions.

     Sales of shares (a) held by present shareholders, after applicable restrictions expire; and (b) offered in this Offering, which would be immediately resalable, may have a depressing effect on the price of the Company's shares in any market that may develop. (See "DILUTION.")

                                 CAPITALIZATION
                                 --------------

     The following table sets forth the capitalization of the Company as of October 31, 1997, and as adjusted to reflect the sale of the minimum (maximum) Shares offered hereby and the application of the net proceeds therefrom. (See "FINANCIAL STATEMENTS.")

                                 Present              As Adjusted
                                 -------              -----------
                                                (Minimum)     (Maximum)
 Common Stock:
 25,000,000 Shares
 authorized, par value
 $.001, issued and
 outstanding                    4,555,000       4,685,000       5,065,000
 Shareholders' Equity:        ($  180,642)     $  599,358     $ 2,879,358

 SUMMARY FINANCIAL INFORMATION
 -----------------------------

 BALANCE SHEET DATA:                            October 31, 1997

 Current Assets.......................................$      30
 Current Liabilities..................................$ 239,795
 Total Assets.........................................$  59,153
 Shareholders' Equity.................................$(180,642)

                           (See "FINANCIAL STATEMENTS)

                                    OFFERING
                                    --------

Engagement of the Services of an Underwriter:  Shares to be sold by Officers and
--------------------------------------------------------------------------------
Directors:
----------

     The Company has engaged the services of an underwriter who is a member of the National Association of Securities Dealers, Inc. ("NASD") to offer its Shares directly to prospective investors on a "best-efforts, all-or none" basis as to a minimum of 130,000 Units and on a "best-efforts" basis as to an additional 380,000 Units.

     The Company has agreed to pay a sales commissions equal to 10% of the gross sales price of the Shares to such underwriter for any Shares it may sell, plus a nonaccountable expense allowance of 2% of the gross proceeds and Warrants equal to 3% of the Units sold to the public. However, no sales commissions or expense allowance will be paid unless a total of 130,000 Units have been subscribed and paid for. In addition, the Company also intends to sell the shares offered hereunder through its officers and directors, Messrs. Michael M. Chaffee, Raymond C. Baptista and Eric Popkoff who will receive no commission from their sale of any Shares offered hereby. It is assumed that a full 10% underwriters' commission may be paid on the maximum of 510,000 Units. (See "UNDERWRITING.")

     Messrs. Chaffee, Baptista and Popkoff will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer:

1.  None of such  persons are subject to a statutory  disqualification,  as that
term  is  defined  in  Section   3(a)(39)  of  the  Act,  at  the  time  of  his
participation; and,

2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

     The officers and directors intend to advertise and hold investment meetings in various states where the Offering will be registered. The officers and directors will distribute the Prospectus to prospective investors at the meetings and to friends and relatives interested in the Offering.

     The Units will be offered by the Company subject to prior sale and subject to approval of certain legal matters by the Company's legal counsel. The Company reserves the right to reject any subscription in whole or in part, for any reason or for no reason.

     A total of 2,050,000 shares of the Company's Common Stock were issued to two persons who were officers, directors and control persons of the Company, in

April, 1994 and a total of 2,505,000 shares were issued to unrelated third parties in March, 1994 and March, 1995. Such shares are all "restricted securities" as that term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended, and under such Rule, may not be sold for a period of at least two years from acquisition thereof. (See "CERTAIN TRANSACTIONS.")

     Prior to this Offering, there has been no market for the Company's Shares. Consequently, the offering price has been determined arbitrarily by the Company and should not be considered an indication of the actual value of the Company's Shares. There can be no assurance that the Common Stock offered hereby can be resold at the offering price, or at all. Nor can there be any assurance that any public market for the Company's Common Stock will develop. It is anticipated that the Shares will trade in the over-the counter market.

Offering Period and Expiration Date
-----------------------------------

     This Offering will commence on the date of this Prospectus and continue for a period of ninety (90) days, unless extended, by the Company for an additional ninety (90) days, or unless this Offering is completed or otherwise terminated by the Company (the "Expiration Date").

Procedures for Subscribing
--------------------------

     Each investor subscribing for any of the Shares offered hereby will be required to execute a Subscription Agreement and tender it, to the Company, together with a check or certified funds payable to the Escrow Agent, for acceptance or rejection of their subscription.

Determination of Offering Price
-------------------------------

     The public offering price of the Shares has been determined arbitrarily by the Company. The price does not bear any relationship to the Company's assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of Shares of Common Stock to be offered and the offering price, the Company's capital structure, financial condition, prospects for the Company and the industry in general, and the general condition of the securities market were considered by the Company. Accordingly, the offering price should not be considered an indication of the actual value of the Company's securities.

Escrow
------

     Proceeds from the subscription for Units will be transmitted by noon of the next business day after receipt by the Company to be deposited in a special account at First National Bank of Long Island, 253 New York Avenue, Huntington, New York, 11743 until a minimum of 130,000 Units have been sold, at which time the proceeds will be paid to the Company. Thereafter, proceeds will be paid directly to the Company until a maximum of 510,000 Units have been sold or the offering period expires, whichever first occurs. If 130,000 Units are not sold by the Expiration Date, or any extension thereof, or if this Offering is terminated sooner, all funds which have been received will be promptly returned to the subscribers without interest or deduction.

     All checks for subscriptions should be made payable to Steven L. Siskind, Attorney Escrow Account for the benefit of Summa Metals Corp.

Right to Reject
---------------

     The Company shall have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions shall be returned immediately to the investors without interest or deduction. Subscriptions for securities shall be accepted or rejected within 48 hours after receipt thereof by the Company.

                                  UNDERWRITING
                                  ------------

Underwriting Agreement
----------------------

     The Company has entered into an Underwriting Agreement (the "Underwriting Agreement") with Boe & Company, a member of the National Association of Securities Dealers ("NASD") as its agent to publicly offer and sell a minimum of 130,000 Units on a "best-efforts, all-or-none basis" up to a maximum of 510,000 Units on a "best-efforts basis" at a public offering price of $6.00 per Unit, for a total maximum offering of $3,060,000. If a total of 130,000 Units is not sold within 90 days from the commencement of the Offering, which period may be extended for an additional period of up to 90 days upon the mutual consent of the Company and the Underwriter, all proceeds received would be promptly refunded to subscribers in full, without interest or deductions for commissions or expenses. All proceeds from the sale of the Units will be payable to Steven
L. Siskind, Attorney Escrow Account for the benefit of Summa Metals Corp., and will be deposited in an escrow account maintained at First National Bank of Long Island, by Steven L. Siskind, counsel for the Company as Escrow Agent (the "Escrow Agent"), pursuant to an Escrow Agreement among the Company, the Underwriter and the Escrow Agent.

Proposed Underwriter Compensation
---------------------------------

     The Underwriting Agreement further provides that, subject to the sale of a minimum of 130,000 up to a maximum of 510,000 Units offered hereby, the Underwriter will receive (a) a cash commission of 10% of the gross price of each Unit it sells (i.e. $.60 per Unit, or a total of $78,000.00, assuming a minimum subscription, or $306,000.00, assuming a maximum subscription) and

(b) a non-accountable expense allowance of 2%, and warrants to purchase additional units in the amount of 3% of the number of Units sold to the Public. (SEE "UNDERWRITERS AGREEMENT") Any unexpended portion of the non-accountable expense allowance may be retained by the underwriter and may be deemed additional underwriting compensation for the purposes of the Securities Act of 1933, as amended.

     The foregoing is a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of said proposed Underwriting Agreement which is on file as Exhibit 28(c) to the Registration Statement of which this Prospectus is a part.

BUSINESS OF THE COMPANY
-----------------------

     Summa Metals Corp., a Nevada corporation, was incorporated on March 8, 1994. The Company maintains its statutory registered agent's office at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509. The Company presently maintains its business offices at 28281 Crown Valley Parkway, Ste. 225, Laguna Niguel, CA, 92677-1461. (See "OFFICE FACILITIES" in this section.)

General
-------

     The Company is a mineral processing and mining company engaged in the acquisition, and exploration of properties with an uncertain mineral potential. The Company acquired certain mining and tailing properties from Mr. Chaffee, an officer, director and principal shareholder and from Dr. Pray, a former officer, director and principal shareholder, in exchange for the issuance of an aggregate of 2,050,000 shares of the Company's restricted Common Stock (See "CERTAIN TRANSACTIONS").

     In November, 1991, Messrs. Chaffee and Pray were officers, directors and principal shareholders of the Predecessor Company. Some of the mining properties listed below, which the Company acquired from Messrs. Chaffee and Pray, were also acquired by the Predecessor Company. The Predecessor Company made no attempt whatsoever to raise any funds to develop the properties and had no business activities or operations during the period the Company's officers and directors were involved with it. In 1994, controlling interest in the
Predecessor Company was sold to an unrelated third party, and after due diligence and consideration of the properties, the new management of the Predecessor Company decided not to pursue exploration and development of the mining properties, or payment therefor, and ownership of the properties reverted back to Messrs. Chaffee and Pray. The Company then acquired the same mining properties that the Predecessor Company, under the management and control of Messrs, Chaffee and Pray had acquired in 1991 and is attempting to raise the capital required for exploration and development of the properties. There is no assurance, however, that the Company will be successful in raising the capital or in developing the properties. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY").

     The Nevada corporation was formed for several reasons, the most important of which was its close proximity to the properties being acquired by the Company and to the laboratory owned by Dr. Pray and heavily utilized by the Company in its exploration and development of the properties and because of certain potential tax benefits realized by corporations doing business in the State of Nevada.

Environmental Regulations and Cyclical Metal Prices
---------------------------------------------------

     Environmental laws and regulations relating to federal lands are expected to be tightly enforced by the U.S. Bureau of Land Management and U.S. Forest Service. The Company, however, feels that as long as Forest Service regulations are fully complied with, there should be no serious economic problems encountered because of wilderness laws or any other federal, state or local environmental protection laws. The Company anticipates no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental laws or regulations and that no significant endangered specie will be disturbed by its operations. Recontouring and revegitation of disturbed surface areas will be completed pursuant to federal, state and local requirements. Any portals, adits or shafts will be sealed upon abandonment of a property. It is difficult to estimate the cost effects of compliance with environmental laws inasmuch as the methods and procedures of exploration within federal lands or U.S. Bureau of Land Management and Forest Service lands are similar to those methods and procedures adopted by the Company as a matter of Company policy and procedure.

     The Company intends to operate its properties in strict compliance with all environmental regulations applicable to the mineral processing and mining industry. While the Company considers itself to be pro-active with respect to environmental considerations and has a history of working with the federal, state and local agencies in the mining industry, there can be no assurance that the Company will be able to procure the necessary permits to operate any of its properties. In addition, it is possible that certain regulatory agencies could, in fact, make it impossible for the Company to even explore its properties and/or prohibit the Company from performing the work necessary for the Company to complete its "economic" evaluations. (See "BUSINESS OF THE COMPANY-The Exploration Stage" and "MANAGEMENT".)

     Prior to the Company being able to perform any work on any of the properties, including certain pilot plant operations, the Company will be required to submit, and have approved, a Plan of Operations specific to each particular property with each appropriate regulatory agency. This approval process is often time consuming and expensive and the outcome is always uncertain. Even assuming the Company is successful in obtaining a permit to explore or operate its properties, the financial responsibilities placed upon the Company as a condition for the issuance of such approvals may render some or all of its properties uneconomic to develop and the Plans of Operation may, at that time, be abandoned.

     Other factors which could have a material impact upon the Company's future financial performance include such considerations as the cyclical nature of the mining industry, which may have an effect on the Company's potential profitability. However, it is difficult to determine whether the cyclical price of precious metals and other minerals explored for by the Company will increase or decrease. Thus, management feels that the inherent risk of a decrease in the price of minerals is balanced by the possibility of an increase in the price of minerals. In general, the costs of mining today are much greater than in previous years due to both inflation and the added costs of complying with the variety of environmental laws and safety regulations which govern the mining industry.

The Exploration Stage
---------------------

     All of the Company's properties are in the exploration stages. In general, the exploration work has included research of historical data, geologic mapping, geochemical sampling, geophysical surveys and minor excavation and repairs. During the exploration stage, the Company will seek to determine if any mineral resources do, in fact, exist and then will further determine if the Company can economically develop the same. No ore bodies have yet been located and/or identified on any of the Company's properties and there can be no assurance that they exist.

     At the completion of the exploration stage, and assuming that an economically viable resource does exist, the Company will then prioritize the development of each of its properties based upon the financial resources available at that time.

     The exploration process in general is divided into three (3) phases.

     Phase 1 begins with a thorough search of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the properties. This initial work is then augmented with geologic mapping, geophysical testing and geochemical testing. Phase I has been completed on all of the Company's properties.

     The second phase of the exploration process involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying a deposit of potential economic importance. While the exact exploration process is site specific, the general methods of exploration may include trenching, advanced geophysical work and core drilling to aid in the determination of subsurface characteristics of the structure. The geophysical work is designed to give a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations, and provide a target for more extensive trenching and core drilling. After a thorough analysis of the data collected in Phase 2, a determination is made as to whether or not the property warrants a Phase 3 study.

     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of the mineral deposits so that it can be considered a proven ore body within stringent industry standards. This is accomplished through extensive surface trenching and extensive core drilling. A mineral deposit is not a proven ore body until it has been technically, economically and legally proven.

     A more detailed description of the proposed exploration process for each of the Company's properties is contained in the "Description of Properties" section which follows.

Description of Properties
-------------------------

     The Company has acquired rights and interests in and to certain mining properties, as listed below. Most of these properties consist of unpatented mining claims. The validity of unpatented mining claims depends, to an extent, upon numerous circumstances and factual matters, many of which are discoverable of record or by other available means, and is subject to many uncertainties of existing law and its applications. One of the requirements of initiating a valid mining claim is that the claim must be staked on a mineralized area. Further exploration and mineral assessments will be performed during Phase l of the exploration process to determine if sufficient mineralization exists to develop the properties. The Company intends to continue to perform annual assessment work on all of its properties, as well as comply with state and federal regulations regarding the claims, until Phase 1 results can be assessed. (See "CERTAIN TRANSACTIONS" and "CONFLICTS OF INTEREST.")

The Deep Gold Mine

     The Deep Gold Mine, consisting of one unpatented placer claim is located on approximately 80 acres. The claim was located amidst some old 1930's mining claims. Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company located one of the claims in 1981 and over the course of several years, acquired the other three (3) claims from their respective locators. In 1981, a new road was built into the property, a new headframe was placed over the 150-ft. deep shaft and the workings were cleaned out. The property is subleased to the Company for $100.00 per year in perpetuity. In addition, Dr. Pray received shares of Common Stock of the Company as consideration for the sublease. During the term of the sublease, the Company will have all of Dr. Pray's right, title and interest in and to the property, and any revenues derived therefrom.

     During 1994, the Company maintained the required permits for the mine, reviewed geophysical data establishing a probable channel and mapped three drill sites for early exploration. The volume of placer material available on the Deep Gold claims has been estimated using the channel width and thickness values reported in the California Division of Mines Report XXXIV for Lewis and Iron Nugget claim groups, now included in the Deep Gold group. The average width of the channel is 57 feet and the average thickness is reported to be 6 feet.

     The Deep Gold Mine is not located in a Wilderness Study area and is not, therefore, subject to the federal rules and regulations regarding such an area.

     Assuming that the Phase 1 evaluation of the Gold Spur Mine is positive, the Company intends to mine the property in the following manner. The channel at the shaft elevation, near the north bank, will be delineated by reverse circulation hammer drilling. The compacted, lightly cemented sand and gravel will be drilled and blasted. Large rock fragments will be left behind in high, underground fence-wire enclosures.

     When removal of the material closest to Entry No. 2 has been completed, the treatment plant will be moved down slope to the collar of Entry No. 3 and material in the lower 500 feet of the drift will reach the surface through Entry No. 3.

     Broken sand/gravel placer materials from the channel will be dumped directly onto a heavy vibrating screen. Oversize will go to waste. Minus 1/2 inch will be screened at 20 mesh. Fine concentrate will be treated to remove magnetics and all concentrates, if any are found to exist, will be further processed, examined, weighed and prepared for shipment. The mine will have three drill roads cut from the main road to the geophysical anomalies found recently during a magnetometer survey by Dr. Pray. A contract driller will be employed to rotary drill three holes to depths of about 150 feet, where bedrock will be encountered. Once the channel has been located, if one is found to exist, it will be delineated by rapid drilling on 10 or 20 foot centers. A shallow decline will be driven to the channel, and the material will be processed on site to a heavy concentrate for delivery to the Monrovia laboratory.

Allocation of Proceeds - Deep Gold Mine
---------------------------------------

     The Company has allocated $10,000, assuming receipt of the minimum proceeds of this Offering to complete its Phase 1 evaluation, and $135,000, assuming receipt of the maximum proceeds of this Offering, to the exploration and development of the Deep Gold Mine. The Company estimates that the evaluation process on this property will take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.

     If only the minimum proceeds from this Offering are realized, and the results of the Phase 1 exploration process are positive, the Company believes that the amount allocated to the exploration and development will be sufficient to place into operation a small pilot plant to process any minerals which are found. However, additional funds would be required to expand the mining operations and no assurance can be given that the Company will have or will be able to obtain such funds if and when they are needed.

The Gold Spur Mine

     The Gold Spur Mine, an underground gold mine located on nine lode claims and one mill site in Coyote Canyon County, on the southwest flank of the Panamints, in Inyo County, California, is located directly between mines operated by Canyon Resources and Keystone, a prolific gold producer during the 1980's. The Gold Spur Mine originally operated between 1907 and 1940 and consists of 11 Lode Claims and 1 mill site on approximately 80 acres. Dr. Ralph
E. Pray, a former officer, director and principal shareholder of the Company, re-filed the claims in 1973 and again in 1979 as sole owner and subleases the property to the Company for the sum of $100.00 per year and a work clause guaranteeing Dr. Pray's involvement in the exploration and development thereof. As additional consideration, Dr. Pray received shares of Common Stock of the Company in exchange for the sublease. During the term of the sublease, the Company will have all of Dr. Pray's right, title and interest in and to the property and any revenues derived therefrom.

     In 1994, the Company performed extensive repairs on a two-mile mine road, using a rented 6-yard loader; rebuilt the aerial tramway mid-point cable tower; re-timbered the 50-ton main ore bin floor; repaired the stationary aerial tramway engine; and rebuilt the facilities operating the freshwater well on the property. About 3,000 lbs. of heavy timber was delivered to the mine, most of which was obtained from freeway repair crews following the Northridge, California earthquake. The total cost expended on this work by the Company was approximately $14,500.00.

     Approximately 200 tons of material was drilled and stockpiled by the Predecessor Company in 1991. This material lies in the mine awaiting transport to either a millsite established by the Company or to a nearby milling operation for extraction and treatment. The camp is at the base of the mountain, 600 feet below. A small mine and mill operation could be fabricated immediately, utilizing existing facilities.

     The property is already equipped with a fresh water well and tanks, basic housing facilities, an improved access road, septic system, buried utilities for gas and water, main ore bins, a cable-type ore delivery system from the main portal, structural timbers, a 225 CFM air compressor and security dates at the main access road.

     The Gold Spur mine was at one time considered part of a Wilderness Study area, but was removed from the same in 1994 and is, therefore, no longer subject to the federal rules and regulations regarding such an area.

     The validity of unpatented mining claims, depends, to an extent upon numerous circumstances and factual matters, many of which are discoverable of record or by other available means, and is subject to many uncertainties of existing law and its applications. One of the requirements of initiating a valid mining claim is that the claim be staked on a mineralized area. The Gold Spur Mine was, in the opinion of the Company, mineralized to an extent sufficient to meet government requirements and common mining industry practice. However, further Company exploration and mineral assessments performed by government agencies may indicate that these claims are not sufficiently mineralized and may later be abandoned or determined to be invalid because of insufficient mineralization. The Company intends to perform the annual assessment work, as well as comply with state and federal regulations regarding this claim, until full exploration of potential mineralization can be assessed.

     Upon completion of this Offering, the Company intends to continue with its exploratory work in the upper workings of the mine using the newly repaired aerial tramway system. The Company also intends to start the repair of the surface mine rail system, utilizing the timbers delivered to the mine in 1994. Mine product, assuming any valuable minerals exist, will be stockpiled during the exploration of the present underground workings. The purpose of this exploratory effort will be to establish that there is a sufficient amount and grade of minerals to warrant placing the mine into production. The existing exposed veins will be explored, measured, tested and assayed during this exploration process.

     From the results of the exploration process, the Company intends to prepare a complete economic evaluation for presentation to the Company's Board of Directors who will make the final decision whether to expand mining activities on the property. There is no assurance the Company will be able to locate any valuable minerals at the Gold Spur Mine, or if any are found, that they will be able to be successfully removed and/or sold profitably, or at all.

Allocation of Proceeds - Gold Spur
----------------------------------

     In the event only the minimum received from the offering, the Company will delay expending funds for the production of the Gold Spur until such time as it has completed its evaluation of the other properties in its portfolio. The Company my seek a joint venture partner or develop the property from income from operations. The Company has allocated $480,000, assuming receipt of the maximum proceeds of this Offering, to the exploration and development of the Gold Spur Mine, subject to completion of the Phase 1 evaluation process. The Company estimates that the cost for the evaluation process on this property will be approximately $10,000 and should take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.

Promontorio

     The Promontorio property is designated as the "La Campana" and is located 35 miles northwest of the City of Durango in the municipality of El Oro, Mexico, at Latitude 25.13 North and Longitude 105.09 West. The actual property is 13 kilometers north of the mining city of Promontorio and consists of approximately 135 acres of mill tailings.

     On January 8, 1992, Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company, entered into an Agreement with Jose A. Echenique, an unrelated third party, whereby Dr. Pray acquired the rights to treat and/or remove the mill tailings at the Promontorio. Dr. Pray has no possessory rights to the property; merely the tailings on the property. The term of the Agreement is for a period of ten years and provides for a royalty payment to Mr. Echenique of 5% of any gross revenues derived from the tailings. Mr. Echenique retains full ownership in the land and improvements thereon, but the same is fully available to Dr. Pray during the term of the Agreement. The Company subleases the rights to the mill tailings from Dr. Pray for the sum of $100.00 U.S. per year. As additional consideration, Dr. Pray received shares of Common Stock of the Company in exchange for the sublease. During the term of the sublease, which extends from 1992 to 2002, the Company will have all of Dr. Pray's right, title and interest in and to the mill tailings and any revenues derived therefrom.

     The mill tailings lie behind the Promontorio Dam, built in 1890, and were washed in behind the dam by repeated rainfall across upstream Promontorio silver cyanide mill tailings. This fill material reaches within one foot of the stone structure top of the dam. In 1994, while under lease to Dr. Pray, a crew of six men removed 700 lbs. of samples from the 1880-1915 tailing deposit and delivered them to the Mineral Research Laboratory, owned by Dr. Pray since 1967. Tests were conducted at the lab to establish the feasibility of upgrading the material by gravity before chemical processing as previous efforts to extract the silver contained in the Promontorio tailings by unrelated third parties had proven not to be economically viable. It is the Company's opinion that the low recovery rates using standard cyanide extraction have been the result of a lack of understanding of the presence of manganese within the mineral structure. The manganese effectively blocks the action of the cyanide. The Company believes that the solution is to first separate the manganese and then use conventional cyanide techniques to extract the silver materials. Due to lack of finances, however, the Company has only performed laboratory tests to substantiate its theories relative to the presence and actions of the manganese.

     Although Dr. Pray has held the lease to the Promontorio since January 1992, and has performed extensive laboratory testing and sampling of the Promontorio, he has never attempted to fully explore or develop the property and extract any minerals due to a lack of funding. The proceeds from this Offering will afford Dr. Pray and the Company an opportunity to determine the economic potential of this property.

     Upon the successful completion of this Offering, the Company intends to place a small pilot plant in operation to perform scale-up tests and make final adjustments to the extraction process. The tailings behind the massive stone dam and the tailings still retained on the original site will be chemically treated to first remove the manganese oxide masking the silver, followed by lime addition and agitation cyanide leaching to remove the silver.

     Access to the property is via an existing mining and logging 17 kilometer road from the village at the base of the mountain to the dam. While this access road is currently passable, some improvements will have to be made in order for the Company to be able to transport the equipment and machinery necessary to conduct its extraction operations. The Company has estimated the cost to improve the road for the pilot plant to be approximately $30,000.00. The Company is hopeful that some of these costs will be shared with the local logging companies; however, there is no assurance that this will be the case and the Company is, therefore, prepared to pay the entire amount. The Federal Government in Mexico has offered to supervise the repairs. Upon completion of the repairs to the access road, the Company intends to set up a pilot plant to run 24 hours per day at the Monrovia laboratory facility owned and operated by Dr. Pray to enable proper tank size determination, utilizing the 700 lbs. of samples remaining at the lab. The Company intends to utilize portable power generation equipment for its extraction operation at this site.

     The Company is also researching whether the extracted manganese may have commercial value as a byproduct of the proposed process and intends to fully explore such possibility as a means of generating additional revenues.

Allocation of Proceeds - Promontorio
------------------------------------

     In the event only the minimum proceeds are raised in this Offering, exploration and development of the Promontorio will be abandoned until further funds are generated by the Company, either by revenues from other properties, or from additional financing.

     In the event the maximum proceeds are received in this Offering, the Company has allocated $285,000 to the exploration and development of the Promontorio, subject to completion of the Phase 1 evaluation process. The Company estimates that the cost for the evaluation process on this property will be approximately $10,000 and should take approximately 30 days to complete. The balance of the funds allocated will be expended at the discretion of the Company based upon the results of the Phase 1 exploration process and the status of the Company's financial commitments to other projects being explored and/or developed at the time.

Government Regulations
----------------------

     Any mineral exploration program undertaken by the Company will be subject to extensive federal, state and local laws, rules and regulations both in existence now and future legislation. Such laws, rules and regulations could cause additional expenses, capital expenditures, restrictions and/or delays in the proposed exploration and/or the Company's properties.

     Most of the Company's properties are under the jurisdiction of the Federal Bureau of Land Management (the "BLM"). The BLM presently requires that a plan of operation, which must include tailing disposal information and reclamation policies for a property, be filed and approved prior to the commencement of any mining or milling operations. In addition, in some instances, regulatory filings and approvals must be obtained from other agencies such as the State Mining Inspectors Office, the Federal Mining Inspectors Office, MSDHA and/or OSHA. The Company's properties outside the U.S. are no less sensitive to environmental compliance. The Company fully intends to comply with all laws, rules and regulations specific to any country, state and/or municipality in which it will conduct its mining and milling operations. Compliance with such regulations increases the costs of mining operations.

     The Company will also be subject to the U.S. Occupational Safety and Health Act and various California statutes dealing with working conditions at its mines and mill sites. The Company intends to fully comply with all such environmental, health and safety laws, rules, regulations and statutes.

     At this time, no specific environmental plans have been disclosed in the plans of operation filed and/or approved by the Company on any of its properties and, therefore, no specific environmental concerns have been addressed herein.

Employees
---------

     The Company intends to use the services of subcontractors for all drilling, exploration and site construction. The only direct employees of the Company will be its officers and directors.

Management's  Discussion  and  Analysis of  Financial  Condition  and Results of
--------------------------------------------------------------------------------
Operation
---------

     The Company has not yet commenced its mining operations and, therefore, has no income or expenses, except for start-up costs expended by its officers and directors and loans the Company secured to acquire the foregoing properties and for operating expenses. (See "FINANCIAL STATEMENTS" and "CERTAIN TRANSACTIONS.")

     No dividends have been paid out to date and the Company's directors, officers and management have received no remuneration for their services, except Mr. Chaffee, who has received $5,000.00 per month since March 8, 1994.

Predecessor Company
-------------------

     Fintech, Inc., a predecessor of the Company, was incorporated in the state of Colorado on December 4, 1984 and changed its name to Summa Metals Corporation.

     In November 1991, Messrs. Chaffee and Pray acquired the right, title and interest in and to the Predecessor Company, originally called Fintech, Inc., and changed its name to Summa Metals Corporation. In November, 1991 Messrs. Chaffe and Pray were officers, directors and principal shareholders of the Predecessor Company. Some of the mining properties listed above, which the Company acquired from Messrs. Chaffee and Pray, were also acquired by the Predecessor Company. The Predecessor Company made no attempts whatsoever to raise any funds to develop the properties and had no business activities or operations during the period the Company's officers and directors were involved with it. In 1994, controlling interest in the Predecessor Company was sold to an unrelated third party and after due consideration of the properties, the new management of the Predecessor Company decided not to pursue exploration and development of the mining properties, or payment therefor, and ownership of the properties reverted back to Messrs. Chaffee and Pray. The Company then acquired the same mining properties that the Predecessor Company, under the management and control of Messrs, Chaffee and Pray had been unsuccessful in developing since 1991, due to a lack of funds, and is again attempting to raise capital for exploration and development of the properties. There is no assurance, however, that the Company will successful in raising the capital or in developing the properties. (See "MANAGEMENT" and "BUSINESS OF THE COMPANY").

     On February 23, 1994, Messrs. Chaffee and Pray, resigned and transferred all of their right, title and interest in and to 2,400,000 shares of Common Stock, consisting of 75% of the total issued and outstanding shares in the Predecessor Company to Mr. Amyn Dahya, an unrelated third party. As consideration therefor, Mr. Dahya personally loaned the Company $100,000 to be repaid on or before March 29, 1995, at the rate of 12% interest per annum. The payment date was subsequently extended for 12 months, and the note was due and payable on March 29, 1996, and was further extended to October 31, 1998. As additional consideration for the loan, Mr. Dahya received 225,000 shares of restricted Common Stock of the Company. (See "CERTAIN TRANSACTIONS.")

     The Nevada corporation was formed for several reasons, the most important of which was its close proximity to the properties being acquired by the Company and to the laboratory owned by Dr. Pray and heavily utilized by the Company in its exploration and development of the properties and certain potential tax benefits realized by corporations doing business in the State of Nevada.

     The Predecessor Company's business operations and finances are totally separate, unrelated and independent from the Company's business operations and finances. The corporations are both independently owned and operated by unrelated parties. The only relationship that exists between the Company and the Predecessor Company involves Mr. Dahya, who is an officer, director and principal shareholder of the Predecessor Company and is a shareholder and note holder of the Company.

     The Predecessor Company is engaged in the business of developing water purification systems for under-developed countries and acquiring and exploring mining properties in South Africa, whereas the Company is engaged in the mining business in the U.S. and Mexico.

     Until April 1, 1994, the Predecessor Company held leases on three (3) separate mining properties, leased from the Pray Group, which consisted of Michael M. Chaffee, Dr. Ralph E. Pray and National Metals Company, a corporation of which Mr. Chaffee is the sole officer, director and shareholder. Mr. Chaffee is an officer, director and principal shareholder of the Company and Dr. Pray was an officer, director and principal shareholder of the Company. Messrs Chaffee and Pray were also, until February 23, 1994, officers, directors and principal shareholders of the Predecessor Company. However, since the Predecessor Company did not have the funds to develop the properties or pay the minimum fees set forth in the Agreement relating to the subject mining properties on or before April 1, 1994, the Agreement was terminated and the properties reverted back to their owner, the Pray Group. The Company subsequently acquired the three (3) mining properties from Messrs. Chaffee and Pray, who had, subsequent to April 1, 1994 acquired the interests of National Metals Company in said properties. (See "CERTAIN TRANSACTIONS" and "BUSINESS OF THE COMPANY.")

                                   MANAGEMENT
                                   ----------

Officers and Directors
----------------------

     Each director of the Company is elected to a term of one year and serves until his/her successor is elected and qualified. Each officer of the Company is elected by the Board of Directors to a term of one year and serves until his/her successor is duly elected and qualified or until he/she is removed. The Board of Directors has no nominating, auditing or compensation committees.

The officers and directors of the Company, and further biographical information concerning them are as follows:

Name and Address               Age     Position
----------------               ---     --------

Michael M. Chaffee             55      Chairman of the Board
1588 Sea Lancer Dr.
Lake Havasu City, Arizona
86403

Raymond Baptista               56      Executive V.P. and Chief
5405 Miracopa Drive                    Financial Officer and
Simi Valley, CA. 94671                 Director

Eric A. Popkoff                43      Vice President Investor
1750 East 23rd Street                  Relations and Director
Brooklyn, NY 11229

Background Information
----------------------

Michael M. Chaffee - Mr. Chaffee has been the President and Chairman of the Board of Directors of the Company since inception. From January 1989 to April 1, 1994, Mr. Chaffee was the President and Chief Executive Officer of Summa Metals Corp., a Colorado corporation engaged in the extraction and processing of metals and other elements from previously discarded natural mineral deposits. He recently retired as President, Chief Executive Officer and Chairman of the Board of Applied Biomedical Sciences, a public company engaged in the business of developing proprietary products to improve wound care management and a variety of drug delivery systems. Prior to forming Applied Biomedical Sciences, he held senior positions as Executive Vice President and Chief Operating Officer of several large corporations. Mr. Chaffee graduated from the Northrop Institute of Technology in 1964 with a B.S. Degree in Electronic Engineering and completed additional graduate work at the University of Southern California in Business and Biomedical Engineering. He is devoting full time to the business of the Company.

Raymond Baptista - Mr. Baptista has been the Chief Financial Officer and a Director of the Company since inception. He will be responsible for all finance, corporate strategies and business policies. From 1986 to 1994, Mr. Baptista was the Senior Vice President and Chief Financial Officer for Applied Biomedical Sciences, a public company engaged in the research and development of collagen-based biomedical products. Applied Biomedical Sciences was founded by Michael M. Chaffee, another officer, director and principal shareholder of the Company. Mr. Baptista has over 25 years experience in the banking industry, both nationally and internationally. He is a graduate of St. Stanislaus College, Georgetown, Guyana and the Graduate School of Banking, Pacific Coast Banking School, University of Washington, Seattle, Washington. He is devoting full time to the business of the Company.

Eric A. Popkoff - From 1989 to 1994 Mr. Popkoff was a teacher of social studies and accounting and business practices at various sites in the New York City Public School system. He is currently an adjunct lecturer in economics at Brooklyn College, City University of New York. Since 1994 he has been the President and Chief Executive Officer of Undiscovered Equities Research Corp., an information services company located in Brooklyn, New York, which provides research on request from securities brokers and broker dealers, and distributes from time to time a written review of selected securities. Since October 1996, he has been a vice president and director of Atlantis Aquafarm Inc. located in Brooklyn, New York, which is presently in registration with the Securities Exchange Commission. Mr. Popkoff holds an MBA in Management and an MBA in International Business from Baruch College, CUNY.

Executive Compensation
----------------------

     None of the officers and/or directors of the Company are party to any standard arrangements or contracts regarding compensation for their services. Michael M. Chaffee, President and Chairman of the Board, is the only officer and/or director receiving compensation for his services. Mr. Chaffee has received a salary of $5,000.00 per month since the Company's inception on March 8, 1994. There are presently no plans to provide any of the officers and/or directors of the Company with any pension plan, stock option, annuity, bonus, insurance, profit-sharing or similar benefit plans. Each of the officers and/or directors will, however, be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

     Upon completion of the minimum Offering the following salaries will be paid to the officers and directors of the Company:

     Name                Capacities Served       Annual Compensation
------------------      ----------------------   -------------------

Michael M. Chaffee      President and Chairman       $ 80,000.00
                        of the Board

Raymond Baptista        Chief Financial Officer      $ 70,000.00
                        and Director

Eric A. Popkoff         Vice-President-Corporate     $ 70,000.00
                        Relations, Director

     These salaries will not be retroactive and will only commence upon completion of the minimum Offering.

     There are proposed employment contracts between the Company and Messrs. Chaffee, Baptista and Popkoff, effective upon the Closing of the minimum offering. There are no proposed terminations of employment or change-in-control arrangements between the Company and any of its officers and/or directors.

     No Option/SAR Grants or long-term Incentive Plans-Awards have been granted or awarded to any officers or directors of the Company and there are presently no plans to implement any such benefits, except as provided in the employment contract of Mr. Popkoff, which grants him, upon commencement of his employment by the Company, the option to purchase up to 900,000 shares of the Company's restricted common stock at a price of $.001 per share.

Indemnification
---------------

     Pursuant to the By-Laws of the corporation, the Company has agreed to indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interest of the corporation and, in certain cases, may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Company must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by Nevada law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore. unenforceable.

Office Facilities
-----------------

     The Company's principal offices are located at 28281 Crown Valley Pkwy, Ste 225 Laguna Niguel, California. on a rent-free basis. Upon successful completion of this Offering, the Company intends to remain on these premises. The fees to be charged to the Company for rent will be approximately $735 per month.

     The Company also maintains a small field office in Lake Havasu City, Arizona, on a month-to-month verbal lease and pays $180.00 per month and utilizes office space at the Mineral Research Laboratoy in Monrovia California on an "as needed" basis.

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of the date of this Memorandum, and as adjusted to reflect the sale of the Shares offered hereby, by each officer and director, all officers and directors as a group, and by all other shareholders who own 5% or more of the Company's Common Stock.

                             No.      Percent Ownership    Percent Ownership
                             of       Before Offering         After Offering
                           Shares                      Minimum       Maximum
                           ------                      -------       -------

Michael M. Chaffee        1,050,000       23%            22.4%        20.7%

Raymond C. Baptista         200,000        4.4            4.3          3.9

Anchor Holdings Corp.       727,500       16             15.5         14.4

Bruce Cooper                500,000       11             10.7          9.9

All Officers and
Directors as a            1,250,000       27.4%          26.7         24.7
Group (2)

Future Sales by Present Shareholders
------------------------------------

     The aggregate of 4,555,000 shares of Common Stock held by the present shareholders are deemed "restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act ("Rule 144"). Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing two years after their acquisition. Sales of shares by "affiliates" are also subject to volume restrictions and certain other restrictions pertaining to the manner of sale, all pursuant to Rule 144.

     The 130,000 (510,000) Shares offered hereby are not "restricted securities" under Rule 144 and can be publicly sold without compliance with Rule 144, assuming there is a market therefor, of which there can be no assurance.

                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock
------------

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.001 per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors, of the Company; (ii) are entitled to share ratably all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion



--------------------------------------------------------------------------------
(2) Assumes that all of the Units offered hereby are sold, of which there can be no assurance, and that Eric A. Popkoff does not exercise his option to purchase Shares in the event his employment contract becomes effective, and that the present shareholders do not purchase any Units in this Offering. In any of such events, their percentage ownership would increase accordingly. (See "RISK FACTORS-CONTROL OF THE COMPANY", "DILUTION" and "OFFERING.")

rights and there are no redemption or sinking fundprovisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and nonassessable.

     The Board of Directors is authorized to issue additional Common Stock within the limits authorized by the Company's Articles of Incorporation and Bylaws.

     The foregoing description concerning the Common Stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws, as well as the applicable statutes of the State of Nevada, for a more complete description of the rights and liabilities of shareholders.

Units
-----

     The Company is offering a minimum of 130,000 and a maximum of 510,000 Units of Common Stock, par value $.001, pursuant to this Prospectus, at a price of $6.00 per Unit. No fractional Units may be purchased. Each Unit consists of one Share of Common Stock (the "Common Stock" or "Shares") and two redeemable common stock purchase warrants ("Warrants"), designated "A Warrants" and "B Warrants". Each of the A Warrants entitles the registered holder hereof to purchase one share of the Common Stock at a price of $8.00, subject to adjustment in certain circumstances at any time after the Warrants become separately tradeable, until 12 months from the date of this Prospectus. Each of the B Warrants entitles the registered holder therof to purchase one share of the Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after the exercise of the A Warrant related to the Units until 24 months from the date of this Prospectus. The Common Stock and the Warrants included in the Units will not be separately transferable until 90 days after the date of this Prospectus or such earlier date as the Company may determine.

     Each of the 510,000 A Warrants sold in this offering will entitle the registered holders thereof to purchase one share of the Common Stock at an aggregate price of $8.00, subject to adjustment in certain circumstances, at any time after the Warrant becomes separately tradeable, until 12 months from the date of this Prospectus. Each of the 510,000 B Warrants will entitle the registered holders thereof to purchase one share of Common Stock at a price of $7.00, subject to adjustment in certain circumstances, at any time after exercising the A Warrant related to the Units, until 24 months from the date of this Prospectus or such earlier date as the Company may determine. The shares of Common Stock underlying the Warrants when issued upon the exercise thereof and payment of the purchase price, will be fully paid and nonassessable.

     The Warrants may be exercised upon the surrender of the Warrant Certificate on or prior to the expiration of the exercise period, with the form of election to purchase included on the Warrant Certificate properly complete and executed, together with payment of the exercise price to the Warrant Agent. No fractional shares will be issued upon the exercise of the Warrants. The Warrants do not confer upon the holders thereof any voting rights or any other rights as shareholders of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock splits, combinations and reclassification.

     The exercise price of the Warrants is arbitrary and there can be no assurance that the value of the Common Stock will ever rise to a level where exercise of the Warrants would be of any economic benefit to the Warrant holder.

     In order for the holder to exercise the Warrants, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions to continue registration of the shares of Common Stock underlying the Warrants. The Company intends to file an amendment to this Registration Statement covering the Warrants at a time when the market price of the Common Stock is higher than the exercise price of the Warrants. The filing of an amendment to this Registration Statement could result in substantial expense to the Company, and there can be no assurance that the Company will be able to file an amendment to this Registration Statement. The Company will make reasonable efforts and believes that is will be able to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Units are offered. The Warrants may be deprived of any value if a current prospectus covering the Shares issuable upon exercise thereof is not kept effective, if the underlying Shares are not qualified in states in which the Warrant holder resides, or if the holder is unable to sell the Warrants. Warrant holders who move to states in which the Warrants are not qualified for sale may not be able to exercise their Warrants. The Warrants will be issued subject to the terms and conditions of a Warrant Agency Agreement between the Company and American Securities Transfer, Inc. of Denver, as Warrant Agent.

Non-Cumulative Voting
---------------------

     The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present shareholders will own 97% (90%) of the outstanding shares. (See "PRINCIPAL SHAREHOLDERS.")

Dividends
---------

     As of the date of this Prospectus, the Company has not paid any cash dividends to shareholders nor does it anticipate payment of any such cash dividends in the foreseeable future. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and the financial position of the Company, general economic conditions, and other pertinent actors.

Reports to Shareholders
-----------------------

     The Company will furnish annual reports to shareholders containing audited financial statements of the Company, and may furnish unaudited quarterly financial statements.

Transfer Agent
--------------

     The Company has appointed American Securities Transfer, Incorporated, Denver, Colorado, as the transfer agent for its Common Stock.

CERTAIN TRANSACTIONS
--------------------

     In April, 1994, the Company issued 1,050,000 shares of restricted Common Stock to Michael M. Chaffee, an officer, director and principal shareholder of the Company and 1,000,000 shares of restricted Common Stock to Dr. Ralph E. Pray, who at that time was an officer, director and principal shareholder, in exchange for assets (mining properties)owned by Messrs. Chaffee and Pray prior to becoming officers, directors and principal shareholders of the Company. (See "BUSINESS OF THE COMPANY", "PRINCIPAL SHAREHOLDERS", "MANAGEMENT" and "FINANCIAL STATEMENTS.")

     In a private sale of securities in March, 1994, the Company issued 225,000 shares of restricted Common Stock to Amyn Dahya, an unrelated third party, as additional consideration for a loan in the amount of $100,000.00, a portion of which was used to acquire some of the current properties owned by the Company. Mr. Dayha does not have registration rights with respect to any of the shares purchased. The loan was due and payable on March 29, 1995 and accrues interest at the rate of 12% per annum until paid in full. The payment date was subsequently extended and the note is now due on October 31, 1998. (See "PRINCIPAL SHAREHOLDERS" and "FINANCIAL STATEMENTS.")

     In a  private  sale of  securities  in  March,  1995,  the  Company  issued
2,200,000 shares of restricted Common Stock to Anchor Holdings, Inc., an unrelated third party, in exchange for $2,200.00 in cash. Anchor Holdings, Inc. does not have registration rights with respect to any of the shares purchased. (See "PRINCIPAL SHAREHOLDERS" and "FINANCIAL STATEMENTS.")

     On March 7, 1995, the Company entered into a Loan Agreement with C.W. and Neva B. Lewis ("Lewis"), unrelated third parties, wherein Lewis advanced
$20,000.00 to the Company. In consideration for the loan, the Company will pay Lewis the sum of $50,000 from the proceeds of this Offering and has issued 30,000 shares of its restricted Common Stock to Lewis. (See "USE OF PROCEEDS.")

     On March 10, 1995, the Company entered into a Purchase Agreement with Big Mike Limited Partnership to acquire all right, title and interest in and to certain unpatented mining claims in Pershing County, Nevada. The purchase price for the property was $125,000.00, and 150,000 shares of the Company's common stock upon Closing of the transaction. The purchase price was to be paid as follows: $25,000 upon signing the contract ; the balance of $100,000 and the

150,000 shares upon closing of the transaction. Because of the currently reduced price of copper, the Company has elected not to complete the purchase, and has forfeited the $25,000 down payment. The Company has no further liability pursuant to the contract.

     The Company anticipates using the services of Mineral Research Laboratory for all of its primary geological sampling, testing and ore certification. Mineral Research Laboratory is wholly owned by Dr. Ralph Pray, a former officer, director and principal shareholder of the Company. Dr. Pray may be required to hire additional personnel to work directly on the Company's projects and the salaries of all such personnel would be reimbursed by the Company for the hours devoted to the business of the Company. The Company estimates that the amount expended to Mineral Research Laboratory could be between $2,000 and $3,000 per month, depending on the work load and number of additional employees required. Any such services obtained from the Mineral Research Laboratory and/or Dr. Pray will be obtained at rates and on conditions competitive in the marketplace and favorable to the Company. (See "MANAGEMENT", "BUSINESS OF THE COMPANY" and "CONFLICTS OF INTEREST".)

                              CONFLICTS OF INTEREST
                              ---------------------

     Certain conflicts of interest presently exist from the standpoint that one of the former Officers of the Company is directly involved in and owns another business which will be utilized by the Company and for which he will receive compensation from the Company. Dr. Ralph E. Pray, a former officer, director and principal shareholder of the Company, is an officer, director and principal shareholder of Mineral Research Laboratory in Monrovia, California, a facility which will act as the Company's primary geological sampling, testing and certification center. (See "RISK FACTORS - CONFLICTS OF INTEREST", "CERTAIN TRANSACTIONS", "MANAGEMENT", "USE OF PROCEEDS" and "PRINCIPAL SHAREHOLDERS.")

     The foregoing arrangements with Dr. Pray was made by the Company and did not result from arm's-length negotiations. Accordingly, this arrangement could be deemed as a conflict of interest, not only from the standpoint that Dr. Pray will be paid from proceeds of this Offering, but also to the extent that he will be devoting his time and energy to other companies and projects which may compete with the Company. (See "RISK FACTORS - CONFLICTS OF INTEREST", "CERTAIN TRANSACTIONS", "MANAGEMENT", "USE OF PROCEEDS" and "PRINCIPAL SHAREHOLDERS.")

                                   LITIGATION
                                   ----------

     The Company is not a part to any pending litigation and, to the best of its knowledge, none is contemplated or threatened.

                             ADDITIONAL INFORMATION
                             ----------------------

     The Company has filed with the Securities and Exchange Commission ("Commission"), 450 Fifth Street N.W., Washington, D.C. 20549, an SB-2 Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement. For further information, reference is made to the Registration Statement and the Exhibits and Schedules filed therewith. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete, and where such document is an Exhibit to the Registration Statement, each such statement is deemed to be qualified and amplified in all respects by the provisions of the Exhibit. Copies of the complete Registration Statement, including Exhibits, may be examined at the Securities and Exchange Commission offices in Washington, D.C. Copies of the Registration Statement may be obtained upon payment of the usual fees prescribed by the Commission for reproduction and handling.

                                     EXPERTS
                                     -------

     The audited financial statements of the Company as of December 31, 1995, 1996 and October 31, 1997, included in this Prospectus, have been examined by Luxenberg & Associates, Certified Public Accountants, 22431 Antonio Parkway, #B160-457, Rancho Santa Margarita, California 92688. The audited financial statements of the Predecessor Company as of its fiscal years ending September 30, 1993 and 1992, included in this Prospective, have been examined by Albright, Persing & Associates, Ltd, 1025 Redgeview Drive, Suite 300, Reno, Nevada 89509.

                                  LEGAL MATTERS
                                  -------------

     The law office of Steven L. Siskind, 645 Fifth Avenue, Suite 403, New York, New York 10022, Telephone (212) 750-2002, has acted as legal counsel for the Company regarding the validity of the securities offered hereby.

                              FINANCIAL STATEMENTS
                              --------------------

     The  Company's  fiscal  year  ends  December  31.  The  audited   financial
statements for the Company for the period October 31, 1997, December 31, 1996 and December 31, 1995 follow immediately.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT
                    ---------------------------------------




The Stockholders
Summa Metals Corp.
Lake Havasu City, Arizona

I have audited the accompanying balance sheet of Summa Metals Corp. as of October 31, 1997 and December 31, 1996 and 1995 and the related statements of operations, changes in stockholders equity and cash flows for the periods January 1, 1995 through October 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Summa Metals Corp. as of October 31, 1997 and December 31, 1996 and 1995, and the results of its operations, changes in stockholders equity and its cash flows for the period January 1, 1995 through October 31, 1997, in conformity with generally accepted accounting principles.

The aforementioned financial statements have been prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in the attached notes, the Company has been in the exploration stage since its inception on March 8, 1994. The Company has no present source of income and will require financial assistance to pursue its objectives and meet obligations as they become due. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations, the outcome of which cannot be determined at this time.

                                        /s/ Luxenberg & Associates

November 24, 1997
Rancho Santa Margarita, California

                              SUMMA METALS CORP.
                        (an Exploration Stage Company)

                                Balance Sheets

                                         December 31,  December 31,  October 31,
                                            1995          1996          1997
                                         -----------   -----------   ----------

                                    ASSETS
CURRENT ASSETS
  Cash                                    $     17     $   1,694      $      30
                                          --------     ---------      ---------

       TOTAL CURRENT ASSETS                     17         1,694             30

Leasehold deposit - Notes 2 and 4           25,000        30,000         30,000

Due from stockholders                        2,050         2,050          2,050

Syndication costs                              -          19,000         27,073

Investments in leasehold - Notes 2 and 3       -             -              -
                                          --------     ---------      ---------

       TOTAL ASSETS                       $ 27,067     $  52,744      $  59,153
                                          ========     =========      =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable - stockholder - Note 3     $102,500     $ 155,200      $ 173,200
  Note payable - stockholder - Note 3       20,000        20,000         20,000
  Accounts payable                           2,500         3,595          3,595
  Accrued interest payable - Note 3         21,000        33,000         43,000
                                          --------     ---------      ---------

TOTAL LIABILITIES - all current            146,000       211,795        239,795
                                          --------     ---------      ---------

COMMITMENTS AND CONTINGENCIES - Note 4

STOCKHOLDERS' EQUITY
  Common stock - 25,000,000 shares
    authorized, par value $.001,
    2,325,000 and 4,555,000 issued
    and outstanding - Note 2                 4,555         4,555          4,555
  Accumulated deficit                     (123,488)     (163,606)      (185,197)
                                          --------     ---------      ---------

TOTAL STOCKHOLDERS' EQUITY                (118,933)     (159,051)      (180,642)
                                          --------     ---------      ---------

       TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY            $ 27,067     $  52,744      $  59,153
                                          ========     =========      =========

   The accompanying notes are an integral part of these financial statements.

                               SUMMA METALS CORP.
                         (an Exploration Stage Company)

                            Statements of Operations


                                For The Year    For The Year    For the Ten
                                    Ended           Ended       Months Ended
                                Dec. 31, 1995   Dec. 31, 1996   October 31, 1997
                                -------------   -------------   ----------------

Interest income                 $          99   $     -         $     -
                                -------------   -------------   ------------

Expenses
    On-site operating expenses         12,000          12,720          3,890
    General and administrative         18,802          14,398          7,701
    Interest                           12,000          12,000         10,000
                                -------------   -------------   ------------
    Total expenses                     42,802          40,118         21,206
                                -------------   -------------   ------------

Net loss                        $     (42,703)  $     (40,118)  $    (21,591)
                                =============   =============   ============

   The accompanying notes are an integral part of these financial statements.

                              SUMMA METALS CORP.
                        (an Exploration Stage Company)

                 Statements of Changes in Stockholders' Equity

            For The Period January 1, 1995 through October 31, 1997

                                              Common Stock
                                              Par Value $.001
                                              ---------------      Accumulated
                                            Shares     Amount        Deficit
                                           ---------   -------     -----------

Balance - December 31, 1994                2,325,000   $ 2,325     $  (80,785)

Issuance of common stock
   (March 1995 - cash)                     2,200,000     2,200            -

Issuance of common stock
   (March 1995 - note payable)
     Note 3                                   30,000        30            -

Net loss                                         -         -          (42,703)
                                           ---------   -------     ----------

Balance - December 31, 1995                4,555,000     4,555       (123,488)

Net loss                                         -         -          (40,118)

Balance - December 31, 1996                4,555,000     4,555       (163,606)

Net loss                                                              (21,591)
                                           ---------   -------     ----------

Balance - October 31, 1997                 4,555,000   $ 4,555     $ (185,197)
                                           ========    =======     ==========

   The accompanying notes are an integral part of these financial statements.

                                 SUMMA METALS CORP.
                           (an Exploration Stage Company)

                              Statements of Cash Flows

            For The Period January 1, 1995 through October 31, 1997

                                                 For The Year   For The Year     For The Ten
                                                    Ended          Ended         Months Ended
                                                 Dec. 31, 1995  Dec. 31, 1996    Oct. 31, 1997
                                                 -------------  -------------    -------------
Cash Flows From Operating Activities:
    Net loss                                     $     (42,703) $     (40,118)   $     (21,591)
    Adjustments to reconcile net income to net
         cash provided by operating activities:
      Increase in accounts payable                       2,500          1,095              -
      Increase in interest payable                      12,000         12,000           10,000
                                                 -------------  -------------    -------------

    Cash consumed by operating activities              (28,203)       (27,023)         (11,591)
                                                 -------------  -------------    -------------

Cash Flows From Investing Activities:

    Leasehold deposit                                  (25,000)        (5,000)             -
                                                 -------------  -------------    -------------

    Cash consumed by investing activities              (25,000)        (5,000)             -
                                                 -------------  -------------    -------------

Cash Flows From Financing Activities:

    Proceeds from issuance of common stock               2,230            -                -
    Syndication costs                                      -          (19,000)          (8,073)
    Proceeds from notes payable - stockholders          22,500         52,700           18,000
                                                 -------------  -------------    -------------


    Cash provided from financing activities             24,730         33,700            9,927
                                                 -------------  -------------    -------------

Increase in cash and cash equivalents                  (28,473)         1,677           (1,664)

Cash balance - beginning                                28,490             17            1,694
                                                 -------------  -------------    -------------

Cash balance - ending                            $          17  $       1,694    $          30
                                                 =============  =============    =============

Cash paid for interest and income taxes are as follows:

    Interest                                     $         -    $         -      $         -
                                                 =============  =============    =============

    Income taxes                                 $         -    $         -      $         -
                                                 =============  =============    =============

   The accompanying notes are an integral part of these financial statements.

                               SUMMA METALS CORP.
                         (an Exploration Stage Company)

                          Notes to Financial Statements

             For The Period January 1, 1995 through October 31, 1997

THE COMPANY

    Summa Metals Corp. (the Company) was incorporated on March 8, 1994, in the state of Nevada, for the purpose of drilling and exploration of precious metals on land that it currently has rights to and future properties it intends to obtain. The Company has been in the development and exploration stage since its formation.

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

    The following is a summary of the  accounting  policies and practices of the
    Company:

    Accounting method - The Company utilizes the accrual method of accounting for financial statement reporting and income tax filing purposes.

    Accounting for investments - Investments are accounted for using the cost method of accounting.

NOTE 2 - INVESTMENT IN LEASEHOLD

    The investment in leasehold consists of subleased rights to mine four separate parcels of real property. One of the leasehold investments consists of the subleased rights to certain mill tailings, primarily of gold and silver, located in Durango, Mexico. The second and third investments are the subleased rights to explore and mine properties located in Northern California. The fourth investment is the subleased rights to mine a currently non-operating, unpatented load and placer mining claim located in Pershing County, Nevada.

    During April 1994, the Company acquired the first three investments from two of its stockholders. The Company issued 2,050,000 shares of its common stock in exchange for the investment. The investment has been recorded at the cost basis of the stockholders in accordance with generally accepted accounting principles. Since the costs incurred by the stockholders would have been operating expenses if the Company had incurred them, the cost basis for these rights is zero and has been recorded at zero on the Company's balance sheet.

    The fourth investment was purchased in March 1995 for total consideration of $125,000 (cash of $25,000 plus a note payable of $100,000, see note 3" ) plus an agreement on behalf of the Company to issue 150,000 shares of restricted stock upon the payment of the note payable. If the note payment is not paid when due, the seller has the option to terminate the agreement and keep the $25,000 down payment. The terms of the agreement require that in the event of termination, the Company will not issue the 150,000 shares of stock.

NOTE 3 - NOTES PAYABLE

    The notes payable - stockholders consists two notes to two different stockholders. The first note, in the amount of $100,000, bears interest at an annual rate of twelve percent (12%). The note is payable to one of the stockholders of the Company. The entire amount of principal and interest is due at maturity of the note, October 1, 1998. As of October 31, 1997, $43,000 of interest has been accrued on the note payable.

    The second stockholder note, in the amount of $20,000, arose in connection with the purchase by the stockholder of 30,000 shares of Company stock. The terms of the note require a lump sum repayment of $50,000 upon receipt of funds from the public offering of the Company. As of October 31, 1997, no interest has been accrued on this note.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

    The Company has entered into an agreement to acquire a leasehold interest in a mining claim located in Pershing County, Nevada (See note 2). The terms of the agreement require that the Company make a payment of $100,000 to complete the acquisition. As of September 30, 1995, the Company has made a non-refundable deposit of $25,000 for the option to acquire the mine. If the Company decides to complete the transaction, it will need to make a final payment of $100,000 on or before the extended due date of October 1, 1998.

                            SUMMA METALS CORPORATION
                              FINANCIAL STATEMENTS
                                MARCH 7,1994 AND
                           SEPTEMBER 30, 1993 AND 1992

                                TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT                                     F-9

BALANCE SHEETS                                                   F-10

STATEMENTS OF OPERATIONS                                         F-12

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                    F-13

STATEMENTS OF CASH FLOWS                                         F-16

NOTES TO FINANCIAL STATEMENTS                                    F-18

                       Albright, Persing & Associates, Ltd

                          CERTIFIED PUBLIC ACCOUNTANTS
                         1025 Ridgeview Dr., Suite 300
                               Reno, Nevada 89509
                              Phone (702) 826-5432
                               FAX (702) 826-5510


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Summa Metals Corporation

      We have audited the accompanying balance sheets of Summa Metals Corporation (a development stage company), as of March 7, 1994 and September 30, 1993 and 1992 and the related statements of operations, changes in stockholders' equity and cash flows for the period December 4, 1984 (date of inception) to March 7, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in aLl material respects, the financial position of Summa Metal Corporation as of March 7, 1994 and September 30, 1993 and 1992, and the results of its operations, changes in stockholders' equity and its cash flows for the period December 4, 1984 (date of inception) to March 7, 1994, in conformity with generally accepted accounting principles.

      The aforementioned financial statements have been prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As discussed in Note 2, the Company has been in the development stage since its inception on December 4, 1984. The Company has no present source of income and will require financial assistance to pursue its objectives and meet obligations as they become due. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations, the outcome of which cannot be determined at this time.

                    /s/ Albright, Persing & Associates, Ltd.

Reno, Nevada
December 20, 1995

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                MARCH 7, 1994 AND
                           SEPTEMBER 30, 1993 AND 1992
                            (See Accountants Report)




                                     ASSETS


                                         March 7,   September 30,  September 30,
                                           1994         1993           1992
                                         --------   -------------  -------------


Current Assets
  Cash in bank                          $    -        $    -        $    -
                                         -------       -------       -------
           Total Current Assets              -             -             -
                                         -------       -------       -------

Investments
    Investment in mineral
        properties (Note 3)              150,000       150,000       150,000
                                         -------       -------       -------
           Total Investments             150,000       150,000       150,000
                                         -------       -------       -------

           Total Assets                 $150 000      $150 000      $150 000
                                         =======       =======       =======

   The accompanying notes are an integral part of these financial statements.

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                MARCH 7,1994 AND
                           SEPTEMBER 30,1993 AND 1992
                            (See Accountants Report)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                          March 7,  September 30,  September 30,
                                            1994        1993           1992
                                          -------   ------------   ------------

Current Liabilities
    Accounts payable                    $   4,300   $      -       $     -
    Accrued interest payable
        (Note 5)                              -            -             -
    Loans payable (Note 5)                    -            -             -
                                         --------     --------      --------

           Total Liabilities                4,300          -             -
                                         --------     --------      --------

Stockholders' Equity
    Preferred stock, $. 10 par
        value: Authorized
        20,000,000 shares;
        issued and outstanding,
        none.                                 -            -             -

    Common stock, $.04 par
        value: Authorized
        300,000,000 shares;
        issued and outstanding,
        3,244,296 shares                  129,765      129,765       129,765

    Additional paid-in capital            216,740      216,740       216,740

    Retained deficit                     (200,805)    (196,505)     (196,505)
                                         --------     --------      --------

           Total Stockholders' Equity
               (Deficit)                  145,700      150,000       150,000
                                         --------     --------      --------

           Total Liabilities and
               Stockholders' Equity
               (Deficit)                $ 150,000    $ 150,000     $ 150,000
                                         ========     ========      ========

   The accompanying notes are an integral part of these financial statements.

                            SUMMA METALS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
               FOR THE PERIOD DECEMBER 4, 1984 (DATE OF INCEPTION)
                                TO MARCH 7, 1994
                            (See Accountants Report)


                                                                    12-4-84
                                     Period    Year      Year       (date of
                                     Ended     Ended     Ended      inception)
                                     3-7-94    9-30-93   9-30-92    to 3-7-94
                                     -------   -------   -------    ---------

Revenues                            $         $         $           $     160
                                     -------   -------   -------     --------

Expenses
    General and Admin-
        istrative                      4,300       -         -         59,670
    Bad debts - related
        parties (Note 5)                 -         -         -        121,000
    Interest                             -         -         -         11,295
                                     -------   -------   -------     --------
                                       4,300       -         -        191,965
                                     -------   -------   -------     --------

    Net Loss Before Other
        Income (Expense)              (4,300)      -         -       (191,805)

    Loss on Options                      -         -         -         (9,000)
                                     -------   -------   -------     --------

Net Loss                            $ (4,300) $    -    $    -      $(200,805)
                                     =======   =======   =======     ========

Loss per Common Share               $  (.001) $    -    $    -      $    (.06)
                                     =======   =======   =======     ========

   The accompanying notes are an integral part of these financial statements.

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         FOR THE PERIOD DECEMBER 4, 1984
                               (DATE OF INCEPTION)
                                TO MARCH 7, 1994
                            (See Accountants Report)


                                    Common Stock                   Deficit
                                    ------------                 Accumulated
                                   Par Value $0.04   Additional    During
                                   ---------------    Paid In    Development
                                  Shares     Amount   Capital       Stage
                                  ------     ------   -------       -----


Balance, 12-4-84
(Date of Inception)                  -     $   -    $     -      $     -

    Issuance of common
        stock (restricted)
           December 4, 1984    16,225,000    1,622     10,528          -
           March 29, 1985       1,375,000      138      5,362          -
    Net loss for period                                               (217)
                               ----------   ------   --------     --------

Balance at September 30, 1985  17,600,000    1,760     15,890         (217)

    Public offering            10,276,500    1,028    147,816          -

    Net loss for year                 -        -          -       (183,075)
                               ----------   ------   --------     --------

Balance at September 30, 1986  27,876,500    2,788    163,706     (183,292)

    Net loss for year                 -        -          -         (4,218)
                               ----------   ------   --------     --------

Balance at September 30, 1987  27,876,500    2,788    163,706     (187,510)

    Net loss for year                 -        -          -         (3,980)
                               ----------   ------   --------     --------

Balance at September 30, 1988  27,876,500    2,788    163,706     (191,490)

    Net loss for year                 -        -          -         (2,165)
                               ----------   ------   --------     --------

Balance at September 30, 1989  27,876,500    2,788    163,706     (193,655)

    Net loss for year                 -        -          -         (2,527)
                               ----------   ------   --------     --------

Balance at September 30, 1990  27,876,500    2,788    163,706     (196,182)

    Net loss for year                 -        -          -           (323)
                               ----------   ------   --------     --------

Balance at September 30, 1991  27,876,500    2,788    163,706     (196,505)


   The accompanying notes are an integral part of these financial statements.

               SUMMA METALS CORPORATION (A DEVELOP STAGE COMPANY)
                 STATEMEENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         FOR THE PERIOD DECENMER 4, 1984
                               (DATE OF INCEPTION)
                                 TO MARCH 7,1994
                            (See Accountants Report)


                                             Common Stock                           Deficit
                                             ------------                         Accumulated
                                            Par Value $0.04           Additional    During
                                            ---------------            Paid In    Development
                                         Shares         Amount         Capital       Stage
                                         ------         ------         -------       -----
   Reverse stock split on a 1 to
        400 basis on November 29,
        1991 (Note 4)                 (27,806,626)         -               -             -

    Issuance of 774,422 shares of
        common stock to share-
        holders to eliminate the
        Company's debt to them
        (Note 5)                          774,422       30,977            (966)          -

    Issuance of 2,400,000 shares of
        common stock in exchange
        for assignment of interest
        in certain mining properties
        (Note 3)                        2,400,000       96,000          54,000           -
                                       ----------      -------         -------       -------

Balance at September 30, 1992           3,244,296      129,765         216,740      (196,505)

    Voluntary return of 2,400,000
        shares of common stock
        previously issued for
        interest in mining properties
        (Note 3)                       (2,400,000)     (96,000)        (54,000)          -

    Issuance of 2,400,000 shares of
        common stock in exchange
        for assignment of interest
        in certain mining properties
        (Note 3)                        2,400,000       96,000         54,000            -

    Net loss for year                       -              -              -              -
                                       ----------      -------         -------       -------

Balance at September 30, 1993           3,244,296      129,765        216,740       (196,505)


   The accompanying notes are an integral part of these financial statements.

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         FOR THE PERIOD DECEMBER 4,1984
                               (DATE OF INCEPTION)
                                 TO MARCH 7,1994
                            (See Accountants Report)



                                    Common Stock                    Deficit
                                    ------------                  Accumulated
                                   Par Value $0.04   Additional     During
                                   ---------------    Paid In     Development
                                 Shares      Amount   Capital        Stage
                                 ------      ------   -------        -----

Balance at September 30, 1993   3,244,296  $ 129,765 $ 216,740   $ (196,505)

    Net loss for the period        -             -        -          (4,300)
                               ----------   --------  --------    ---------

Balance at March 7, 1994        3,244,296  $ 129,765 $ 216,740   $ (200,805)
                               ==========   ========  ========    =========


   The accompanying notes are an integral part of these financial statements.

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE CONTANY)
                            STATEMENTS OF CASH FLOWS
                         FOR THE PERIOD DECEMBER 4,1984
                               (DATE OF INCEPTION)
                                 TO MARCH 7,1994
                            (See Accountants Report)


                                                                    12-4-84
                                       Period    Year     Year      (date of
                                       Ended     Ended    Ended     inception)
                                       3-7-94    9-30-93  9-30-92   to 3-7-94

Operating Activities
    Net Loss                           $ (4,300) $   -    $   -     $(200,805)
                                       --------  -------  -------   ---------
    Adjustments to reconcile net
        loss to net cash required
        by operating activities:
           Amortization                     -        -        -           800
    Changes in operating assets
        and liabilities:
           Increase (decrease) in
               accounts payable           4,300      -        -         6,300
           Increase in accrued
               interest payable             -        -        -        11,295
                                       --------  -------  -------   ---------
                                          4,300                        18,395
                                       --------  -------  -------   ---------

Net Cash Required by Operating
    Activities                              -        -        -      (182,410)
                                       --------  -------  -------   ---------

Investing Activities
        Organization costs                  -        -        -          (800)
                                       --------  -------  -------   ---------

Net Cash Required by Investing
    Activities                              -        -        -          (800)
                                       --------  -------  -------   ---------

Financing Activities
        Proceeds from loans                 -        -        -        16,716
        Proceeds from sale of common
           stock                            -        -        -       166,494
                                       --------  -------  -------   ---------

Net Cash Provided by Financing
    Activities                              -        -        -       183,210
                                       --------  -------  -------   ---------

Increase in Cash and Cash
    Equivalents                             -        -        -           -
                                       --------  -------  -------   ---------

Cash and Cash Equivalents at
    Beginning of Period                     -        -        -           -
                                       --------  -------  -------   ---------

Cash and Cash Equivalents at
    End of Period                     $     -   $    -   $    -    $      -
                                       ========  =======  =======   =========


   The accompanying notes are an integral part of these financial statements.

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                         FOR THE PERIOD DECEMBER 4,1984
                               (DATE OF INCEPTION)
                                TO MARCH 7, 1994
                            (See Accountants Report)



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

   During the year ended September 30, 1992, the Company issued 774,422 shares of common stock to convert $28,011 in liabilities to equity.

   During the years ended September 30, 1993 and 1992, the Company issued 2,400,000 shares of common stock in exchange for mineral properties with a fair market value of $150,000.


DISCLOSURE OF ACCOUNTING POLICY

   For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

   The accompanying notes are an integral part of these financial statements.

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMEENTS MARCH 7, 1994
                            (See Accountants Report)


NOTE 1 - SUMMARY OF SIGNMCANT ACCOUNTING POLICIES
-------------------------------------------------

    A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company  has not  yet  adopted  any  policy regarding payments of dividends.

Organizational Costs
--------------------

Costs  incurred  in  connection  with  the  Company's   organization  have  been
capitalized and were amortized on the straight line method over five years.

Loss per Share
--------------

Loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding.

Income Taxes
------------

The Company records the income tax effect of transactions in the same year that the transactions enter into the determination of income, regardless of when the transactions are recognized for tax purposes. Tax credits are recorded in the year realized. Since the Company has not yet realized income as of the date of this report, no provision for Federal or State income taxes has been made. In prior years, the Company has incurred net operating losses, which could be carried over and offset against future income. However, due to the change in the ownership of the Company (that occurred subsequent to March 7, 1994), it is probable that the Company will not qualify under current Internal Revenue Codes to use its prior year operating loss carryfowards. The actual tax laws concerning this transaction are complex, accordingly, the Company may file tax returns taking the position that a portion of its prior net operating loss carryforwards are available for its future use.

                               METALS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO FINANCIAL STATEMENTS MARCH 7,1994
                            (See Accountants Report)


NOTE 1 - SUMMARY OF SIGNMCANT ACCOUNTING POLICIES - Continued
-------------------------------------------------

Marketable Securities
---------------------

Current and non-current marketable securities are stated at their lower of aggregate cost or market.

Adoption of SFAS No. 109
------------------------

During the period ended March 7, 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which supersedes Accounting Principles Board. ("APB") No. 1 1. SFAS No. 109 retains the current requirements to record deferred income taxes for temporary differences that are reported in different years for financial reporting and tax purposes; however, the methodology for calculating and recording deferred income taxes has changed. Under the liability method adopted by SFAS No. 109, deferred tax liabilities or assets are computed using the tax rates that will be in effect when the temporary differences reverse. Also, requirements for recognition of deferred tax assets and operating loss carryforwards were liberalized by requiring their recognition when and to the extent that their realization is more likely than not. There was no effect of the accompanying financial statements for the adoption of SFAS No. 109 on either the current periods presented or the cumulative periods from inception.

NOTE 2 - DEVELOPMEENT STAGE COMPANY
-----------------------------------

      The Company was incorporated under the laws of the State of Colorado on December 4 1984. The Company has been in the development stage since incorporation. On November 29, 1991, the Company changed its name from Fintech, Inc., to Summa Metals Corporation.

      During  1986 the Company  loaned  funds  obtained  in the  initial  public
offering  to  companies  in  the  medical   diagnostic  field.  The  loans  were
subsequently written off. See Note 5 for additional detail.

      The Company still intends to acquire interests in various business opportunities which, in the opinion of management, will provide profits to the Company. The Company had no operations as of March 7, 1994.

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  MARCH 7, 1994
                            (See Accountants Report)

NOTE 3 - INVESTMENT IN MINING PROPERTIES
----------------------------------------

      On November 29, 1991, the Company entered into an agreement with the Giacalone Group for the purchase of several mining properties in exchange for 2,400,000 shares of the Company's restricted common stock. The purchase was recorded at $150,000, which represented the estimated predecessor cost of such properties. On January 7, 1993, the agreement was rescinded, and the mining properties were returned in exchange for the return of the 2,400,000 shares issued.

      Also on January 7, 1993, the Company entered into an agreement with the Pray Group for the purchase of several similar mining properties in exchange for 2,400,000 shares of the Company's restricted common stock. The purchase was recorded at $150,000, which approximated the estimated predecessor cost of such similar properties and the fair market value of the Company's stock on this date. As a part of the agreement, the Company agreed to pay the Pray Group the amount of $300,000, or 5% of the net profits from the operations of the mining properties. In the event that the Company does not develop the properties or pay the minimum fees set forth in the agreement by April 1, 1994, the properties will revert back to the Pray Group.

NOTE 4 - CAPITALIZATION
-----------------------

      The Company initially authorized 100,000,000 shares of $.OOO1 par value common stock and 20,000,000 shares of $.10 par value preferred stock. At inception, the Company issued 16,225,000 shares for $.0007 per share. In March, 1985, the Board of Directors authorized the issuance of an additional 1,375,000 shares of stock for $.004 per share: On June 10, 1985, the Board of Directors increased the authorized common shares from 100,000,000 to 300,000,000. On November 29, 1991, the Board of Directors authorized a 1 for 400 reverse stock split, thereby decreasing the number of issued and outstanding shares from 27,876,500 to 69,874 on that date, and increasing the par value of each share to $.04. All references in the accompanying financial statements to the number of common shares and per-share amounts have been restated to reflect the stock split.

      No preferred shares have been issued, and no preference items have been determined by the Board of Directors. The Company had not declared any dividends through March 7, 1994.

      The Company has adopted an incentive stock option plan to provide incentives for key employees. A total of 4,000,000 shares of authorized but unissued common stock are reserved for issuance under the plan. At March 7, 1994, no options have been granted.

                            SUMMA METALS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  MARCH 7,1994
                            (See Accountants Report)


NOTE 4 - CAPITALIZATION-Continued
-----------------------

      In November, 1985, the Company completed its initial public offering of securities. A total of 10,276,500 Units were sold at a public offering price of $.02 per Unit. After deduction of expenses the Company received net proceeds of approximately $167,503 after costs of $56,686 related to the offering.

      Purchasers of the Company's Units in the public offering received Class A Warrants to purchase an additional 10,276,500 Common Shares of the Company at an exercise price of $.06 per share and 10,276,500 Class B Warrants to purchase an additional 10,276,500 Common Shares of the Company at an exercise price of $.12 per share. The Class A Warrants were immediately detachable from the Common Shares and were exercisable commencing November 16, 1985, for a period of twelve months. The Class B Warrants were also immediately detachable from the Common Shares and exercisable commencing January 16, 1986, for a period of twelve months thereafter. No warrants were exercised and all warrants have expired.

NOTE 5 - RELATED PARTY TRANSACTIONS
-----------------------------------

      The Company neither owns nor leases any real property. Office services are currently provided without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected herein.

      During 1986, $121,000 was loaned to companies controlled by related parties with the intent to develop products that would generate revenue for the Company. The plans did not materialize however, and the Company determined the loans to be uncollectible at September 30, 1986.

      Loans payable due to stockholders of $16,716, together with accrued interest thereon of $11,295, were converted to equity on November 29, 1991, after the Company's Board of Directors approved the issuance of 774,422 shares of common stock in exchange for the related party liabilities.

                            SUMMA METALS CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  MARCH 7, 1994
                            (See Accountants Report)

NOTE 6 - SUBSEQUENT EVENTS
--------------------------

Change of Ownership
-------------------

      On March 8, 1994, a controlling interest in the Company was sold to an unrelated third party and, after due diligence and consideration of the mining properties held by the Company at the time, the new management of the Company decided not to pursue exploration and development of the mining properties by the required April 1, 1994 deadline and the ownership of the properties reverted back to its original owners.

Issuance of Common Stock
------------------------

      On April 25, 1994, the Company's Board of Directors approved the purchase of 1,000,000 shares of stock of Auromar Development Corporation, a Canadian corporation, from five individuals in exchange for 1,000,000 restricted shares of the Company's stock. This agreement was later modified to reflect the purchase of 1,000,000 shares of stock in Auromar Development Corporation in exchange for 3,500,000 restricted shares of the Company's stock.

Investment in Mining Properties
-------------------------------

      On April 25, 1994, the Company entered into an agreement to acquire a three year option to purchase certain mining rights from Diamond Fontein International, Limited, an entity related to the new owners by common ownership, consisting of several diamond mining properties in South Africa. The consideration to be paid for the mining rights was the issuance of 25,000 shares of the Company's restricted common stock, and 3 % of gross production derived by the Company from the properties subject to the mining rights.

      The option will be recorded at $25,000, which represents the fair market value of the Company's common stock in trading activity on outside private markets, and also approximates the cost of the development to date on the mining properties by Diamond Fontein International, Ltd.

NOTE 8 - COMPARABILITY
----------------------

      Since the Company has been in the development stage since its inception and had remained virtually dormant since 1987, no comparability can be made current year operations and those from prior years. In addition, the Company has not incurred any material expenses or,earned any revenues of a material nature since 1987.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 22.  Indemnification of Directors and Officers.
          ------------------------------------------

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

(1)  Article XII of the  Articles  of  Incorporation  of the  Company,  filed as
Exhibit 3.1 to the Registration Statement.

(2) Article XI of the By-Laws of the Company, filed as Exhibit 3.2 to the Registration Statement.

(3)  Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 23.  Other Expenses of Issuance and Distribution.
          --------------------------------------------

     The estimated expenses of the offering (assuming all Shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee                   $ 1,035.00
National Association of
Securities Dealers, Inc.
 Filing Fees                               800.00
 Printing Expenses                         500.00
 Accounting Fees and Expenses            5,000.00
 Legal Fees and Expenses                30,000.00
 Blue Sky Fees/Expenses                  1,000.00
 Transfer Agent Fees                       500.00
 Miscellaneous Expenses                  1,165.00
                                       ----------
   TOTAL                               $40,000.00

Item 24.  Recent Sales of Unregistered Securities.
          ----------------------------------------

     During the past three years, the Registrant sold securities, all of which were shares of Common Stock which were not registered under the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) of that Act, as follows:

Name and Address              Date       Shares        Consideration
----------------              ----       ------        -------------

Anchor Holdings, Inc.         3-24-95    2,200,000     raise capital
5277 Cameron Street #130
Las Vegas, NV  89118

C.W. & Neva B. Lewis          3-7-95     30,000        Additional consideration
P.O. Box 1160                                          for $20,000 loan
Powell, Wyoming 82435

     In 1994, the Registrant sold securities, all of which were shares of Common Stock which were not registered under the Securities Act of 1933, as amended, pursuant to an exemption under Section 4(2) of that Act, as follows:

Name and Address              Date       Shares        Consideration
----------------              ----       ------        -------------

Michael M. Chaffee            3-8-94     1,050,000     Assets/Leasehold Rights
(see 1588 Sea Lancer Dr.                                 (see "Financial
LHC, Arizona 86403                                        Statements")

Dr. Ralph E. Pray             3-8-94     1,000,000     Assets/leasehold Rights
805 S. Shamrock Avenue                                   (see "Financial
Monrovia, CA  91091                                       Statements")

Amyn Dahya                    4-8-94     225,000       $100,000 Loan 3/25/94
1335 Greg Street                                        (see "Financial
Sparks, NY  89431                                        Statements")

Glen Dobbs                    6-28-94    4,000         Repay $10,000 Loan dated
1536 W. Pacific                                          10/3/92
Coast Highway
Long Beach, CA
  90810

Robert Kay                    6-28-94    10,000        Services
611 W. 6th Street
#2610
Los Angeles, CA
  92262

Oline Higginbothem            6-28-94    10,000        Repay two Loans $15,000
722 N. Calle Rolph                                       each dated 3/12/91
Palm Springs, CA                                         & 8/1/91
  92262

William Palmertree            6-28-94    5,000         Repay $15,000 Loan dated
13766 Star Hill Lane                                     3/2/93
La Punte, CA  91764

Maria Cammelo                 6-28-94    10,000        Repay two Loans $15,00
Berth 202                                                each dated 3/12/91
Long Beach, CA 90744                                     & 8/1/91

Coy Green                     6-28-94    1,000         Repay $2,000 Loan dated
12480 Cedar Street                                       6/2/92
Chino, CA  91709

John Adams                    6-28-94    1,000         Repay $2,00 Loan
c/o Newmarks Center                                      dated 1/15/93
Berth 204
Wilmington, CA 90744

Jospeh Granitelli             6-28-94    8,000         Repay $24,000 Loan
1260 Calle Suerte                                        dated 1/23/92
Camerio, CA 93012

Tom Gibson                    6-28-94    1,000         Repay $1,000 Loan
6821 Masquito Rd.                                        dated 8/2/93
Placerville, CA 95667

     All purchasers of the Registrant's Common Stock acknowledged in writing that they were obtaining "restricted securities", as defined in Rule 144 under the Act; that such shares cannot be transferred without appropriate registration or exemption therefrom; that they must bear the economic risk of the investment for an indefinite period of time; that they would not sell the securities without registration or exemption therefrom; and that the Registrant would restrict the transfer of the securities in accordance with such representations. Each purchaser agreed that any certificate representing such shares would be stamped with the usual legend restricting the transfer of such shares.

     No underwriters were used in the sale and issuance of the foregoing shares and none of the shares were offered publicly.

     All of the foregoing shares were issued in transactions between the Company and third parties not involving any public offering. The purchasers were all friends and/or associates of the Company's officers and directors, some of whom were "accredited investors", as that term is defined in Regulation D, Rule 501. In addition, each of the sales was effected without the benefit of advertising or any general solicitation and each purchaser represented that he/she had such knowledge and experience in financial and business matters such that he/she is capable of evaluating the merits and risks of the prospective investment and purchased the shares for their personal account without any view toward resale or future distribution of whatsoever nature.

     The shares issued to repay loans were issued to purchasers who fell within the scope of the paragraph set forth above. The loans were advanced to the Company on verbal agreements with the lenders and the funds were used in the organizational phase of the Company.

     The services provided by Robert Kay were for assistance in financial consulting and structuring of the Company and its plan of distribution for this Offering.

Item 25.  Exhibits.
          ---------

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K:

Exhibit No.     Title
-----------     -----

1           Proposed Underwriting Agreement drafted by the Company
3.1         Articles of Incorporation
3.2         Bylaws
5           Opinion of Michael J. Morrison, Esq. regarding the legality of the Securities being registered
            Opinion of Steven L. Siskind, Esq. regarding the legality of the Securities being registered
24          Consent of Michael J. Morrison, Esq. (See Exhibit 5)
            Consent of Steven L. Siskind, Esq. (See Exhibit 5)
24(a)       Consent of Luxenberg & Associates, CPA
24(b)       Consent of Albright, Persing & Associates
28(a)       Escrow Agreement
28(b)       Subscription Agreement
28(c)       Proposed Selected Dealers Agreement
28(e)       Promissory Note payable to Amyn Dahya
28(f)       Agreement with Jose Echenique re: Promontorio Mine Tailings
28(g)       Gold Spur Mine Sublease
28(h)       Deep Gold Mine Sublease
28(i)       Loan Agreement with C.W. & Neva Lewis

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (This Space Left Blank Intentionally)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in Lake Havasu City, Arizona on the day of December, 1997.

                                    SUMMA METALS CORP.


                                    By: /s/ Michael M. Chaffee
                                            ------------------------------------
                                            Michael M. Chaffee, President

     Pursuant  to  the   requirements   of  the  Securities  At  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                         Date


/s/ Michael M. Chaffee                             12-11-97
    -----------------------------
    Michael M. Chaffee
    President and Director



/s/ Kathy A. Folkers                               12-10-97
    -----------------------------
    Kathy A. Folkers, Secretary



/s/ Raymond Baptista                               12-11-97
    -----------------------------
    Raymond Baptista, Director,
    Treasurer and Chief Financial Officer



/s/ Eric A. Popkoff                                12-19-97
    -----------------------------
    Eric A. Popkoff, Vice-President
    Corporate Relations, Director